                                                                   Exhibit 10.14

                                                                  EXECUTION COPY

================================================================================


                                CREDIT AGREEMENT

                            Dated as of June 30, 2004

                                      among

                              PIERRE MERGER CORP.,
                            as the initial Borrower,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                 as Administrative Agent, Swing Line Lender and
                                 an L/C Issuer,


                        The Other Lenders Parties Hereto,


                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                              as Collateral Agent,

                                       and

                         BANC OF AMERICA SECURITIES LLC,
                              as Syndication Agent


                                   ----------

                          WACHOVIA CAPITAL MARKETS, LLC

                                       and

                         BANC OF AMERICA SECURITIES LLC

               Joint Lead Arrangers and Joint Bookrunning Managers

                                   ----------


================================================================================

                                TABLE OF CONTENTS

Section                                                                                      Page
-------                                                                                      ----
                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

1.01   Defined Terms............................................................................2
1.02   Other Interpretive Provisions...........................................................31
1.03   Accounting Terms........................................................................31
1.04   Rounding................................................................................32
1.05   Times of Day............................................................................32
1.06   Letter of Credit Amounts................................................................32
1.07   Currency Equivalents Generally..........................................................32

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

2.01   The Loans...............................................................................32
2.02   Borrowings, Conversions and Continuations of Loans......................................33
2.03   Letters of Credit.......................................................................34
2.04   Swing Line Loans........................................................................38
2.05   Prepayments.............................................................................41
2.06   Termination or Reduction of Commitments.................................................43
2.07   Repayment of Loans......................................................................44
2.08   Interest................................................................................45
2.09   Fees....................................................................................46
2.10   Computation of Interest and Fees........................................................46
2.11   Evidence of Indebtedness................................................................46
2.12   Payments Generally; Administrative Agent's Clawback.....................................47
2.13   Sharing of Payments by Lenders..........................................................49

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01   Taxes...................................................................................49
3.02   Illegality..............................................................................51
3.03   Inability to Determine Rates............................................................51
3.04   Increased Costs; Reserves on Eurodollar Rate Loans......................................52
3.05   Compensation for Losses.................................................................53
3.06   Mitigation Obligations..................................................................53
3.07   Survival................................................................................53

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01   Conditions of Initial Credit Extension..................................................54
4.02   Conditions to all Credit Extensions.....................................................59

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

5.01   Existence, Qualification and Power; Compliance with Laws................................60
5.02   Authorization; No Contravention.........................................................60
5.03   Governmental Authorization; Other Consents..............................................60
5.04   Binding Effect..........................................................................61
5.05   Financial Statements; No Material Adverse Effect........................................61
5.06   Litigation..............................................................................62
5.07   No Default..............................................................................62
5.08   Ownership of Property; Liens; Investments...............................................62
5.09   Environmental Compliance................................................................63
5.10   Insurance...............................................................................63
5.11   Taxes...................................................................................64
5.12   ERISA Compliance........................................................................64
5.13   Subsidiaries; Equity Interests; Loan Parties............................................64
5.14   Margin Regulations; Investment Company Act; Public Utility Holding Company Act..........65
5.15   Disclosure..............................................................................65
5.16   Intellectual Property; Licenses, Etc....................................................66
5.17   Solvency................................................................................66
5.18   Casualty, Etc...........................................................................66
5.19   Perfection, Etc.........................................................................66
5.20   Designation as Senior Indebtedness......................................................66

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

6.01   Financial Statements....................................................................66
6.02   Certificates; Other Information.........................................................67
6.03   Notices.................................................................................69
6.04   Payment of Obligations..................................................................70
6.05   Preservation of Existence, Etc..........................................................70
6.06   Maintenance of Properties...............................................................70
6.07   Maintenance of Insurance................................................................70
6.08   Compliance with Laws....................................................................70
6.09   Books and Records.......................................................................70
6.10   Inspection Rights.......................................................................71
6.11   Use of Proceeds.........................................................................71
6.12   Covenant to Guarantee Obligations and Give Security.....................................71
6.13   Compliance with Environmental Laws......................................................73
6.14   Preparation of Environmental Reports....................................................73
6.15   Further Assurances......................................................................73
6.16   Compliance with Terms of Leaseholds.....................................................74
6.17   Cash Collateral Accounts................................................................74

                                   ARTICLE VII
                               NEGATIVE COVENANTS

7.01   Liens...................................................................................74
7.02   Indebtedness............................................................................76
7.03   Investments.............................................................................78
7.04   Fundamental Changes.....................................................................80
7.05   Dispositions............................................................................81
7.06   Restricted Payments.....................................................................82
7.07   Change in Nature of Business............................................................83
7.08   Transactions with Affiliates............................................................83
7.09   Burdensome Agreements...................................................................83
7.10   Financial Covenants.....................................................................84
7.11   Amendments of Organization Documents....................................................84
7.12   Accounting Changes......................................................................85
7.13   Prepayments, Etc. of Indebtedness.......................................................85
7.14   Amendment, Etc. of the Related Documents................................................85
7.15   Partnerships, Etc.......................................................................85
7.16   Speculative Transactions................................................................85
7.17   Formation of Subsidiaries...............................................................85
7.18   Designation as Designated Senior Debt...................................................85
7.19   Modification of Senior Subordinated Documents...........................................85

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

8.01   Events of Default.......................................................................86
8.02   Remedies Upon Event of Default..........................................................88
8.03   Application of Funds....................................................................88

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

9.01   Authorization and Action................................................................89
9.02   Agent's Reliance, Etc...................................................................89
9.03   Wachovia and Affiliates.................................................................90
9.04   Lender Credit Decision..................................................................90
9.05   Indemnification of Agents...............................................................90
9.06   Successor Agents........................................................................91
9.07   Arrangers and Syndication Agent Have No Liability.......................................91
9.08   Administrative Agent May File Proofs of Claim...........................................92
9.09   Collateral and Guaranty Matters.........................................................92

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                                       iv

                                    ARTICLE X
                                  MISCELLANEOUS

10.01  Amendments, Etc   93
10.02  Notices and Other Communications; Facsimile Copies......................................94
10.03  No Waiver; Cumulative Remedies..........................................................96
10.04  Expenses; Indemnity; Damage Waiver......................................................96
10.05  Payments Set Aside......................................................................97
10.06  Successors and Assigns..................................................................98
10.07  Treatment of Certain Information; Confidentiality......................................101
10.08  Right of Setoff.  102
10.09  Interest Rate Limitation...............................................................102
10.10  Release of Collateral..................................................................103
10.11  Counterparts; Integration; Effectiveness...............................................103
10.12  Survival of Representations and Warranties.............................................103
10.13  Severability      103
10.14  USA PATRIOT Act Notice.................................................................104
10.15  Governing Law; Jurisdiction; Etc.......................................................104
10.16  Waiver of Jury Trial...................................................................105

SIGNATURES....................................................................................S-1

SCHEDULES

       I            Guarantors
       II           Existing Letters of Credit
       III          Adjusted Pro Forma Consolidated EBITDA
       2.01         Commitments and Applicable Percentages
       5.03         Certain Authorizations
       5.05         Existing Indebtedness; Surviving Indebtedness; Supplement to Interim
                    Financial Statements
       5.08(b)      Existing Liens
       5.08(c)      Owned Real Property
       5.08(d)(i)   Leased Real Property (Lessee)
       5.08(d)(ii)  Leased Real Property (Lessor)
       5.09         Environmental Matters
       5.13         Subsidiaries and Other Equity Investments; Loan Parties
       5.16         Intellectual Property Matters
       7.03(f)      Existing Investments
       10.02        Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

       FORM OF
       A            Committed Loan Notice
       B            Swing Line Loan Notice
       C-1          Term Note
       C-2          Revolving Credit Note
       D            Compliance Certificate
       E            Assignment and Assumption
       F-1          Parent Guaranty
       F-2          Subsidiary Guaranty
       G            Security Agreement
       H            Mortgage
       I            Solvency Certificate
       J-1          Opinion Matters - Counsel to Loan Parties
       J-2          Opinion Matters - Local Counsel to Loan Parties
       J-3          Opinion Matters - Real Estate Counsel to Lender Parties
       K            Assumption Agreement

                                CREDIT AGREEMENT

            This CREDIT AGREEMENT ("AGREEMENT") is entered into as of June 30, 2004, among PIERRE MERGER CORP., a North Carolina corporation ("MERGECO"), as the initial borrower, each lender from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swing Line Lender and an L/C Issuer, WACHOVIA BANK, NATIONAL ASSOCIATION, as Collateral Agent, and Banc of America Securities LLC, as Syndication Agent.

            PRELIMINARY STATEMENTS:

            (1) Pursuant to the Stock Purchase Agreement dated May 11, 2004 (as amended, supplemented or otherwise modified in accordance with its terms, to the extent permitted in accordance with the Loan Documents (as, along with all other capitalized terms not otherwise defined in these Preliminary Statements, defined below), the "STOCK PURCHASE AGREEMENT") among PF Management Inc., a North Carolina corporation (the "PARENT"), its shareholders and David R. Clark, as shareholders' agent (collectively, the "SELLERS") and Pierre Holding Corp., a Delaware corporation ("HOLDINGS"), Holdings has agreed to acquire (the "ACQUISITION") all of the equity interests of the Parent, which directly owns, and the sole asset of which is, all of the equity interests in Pierre Foods, Inc. (the "COMPANY"). Upon consummation of the Acquisition, Holdings will be a holding company that directly owns, and the only assets of which will be, (a) all of the equity interests in the Parent and (b) all of the equity interests in Mergeco.

            (2) Immediately following the consummation of the Acquisition, Mergeco intends to merge into and with the Company (the "MERGER"), with the Company as the surviving entity.

            (3) The Borrower has requested that (a) immediately upon the consummation of the Acquisition, the Lenders lend to Mergeco a term loan of $150 million, the proceeds of which will be distributed to Holdings and used by Holdings to pay to the Sellers part of the cash consideration for their shares in the Acquisition and to pay certain transaction fees and expenses and to refinance, redeem or discharge certain Indebtedness of the Company and its Subsidiaries (including, without limitation, the Company's Existing Credit Agreement and all of the Company's 10-3/4% Senior Notes due 2006 (the "EXISTING NOTES")) set forth on SCHEDULE 5.05 and (b) from time to time on and after the Closing Date, the Lenders lend to the Borrower and the L/C Issuer issue Letters of Credit for the account of the Borrower to provide a revolving credit facility (with a subfacility for swingline loans) in an aggregate amount equal to $40 million to finance the ongoing working capital and other general corporate purposes of the Borrower and its Subsidiaries.

            (4) The Borrower has requested that the Lenders provide a revolving credit facility, and a term loan facility, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to so issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein, including the granting of Collateral pursuant to the Collateral Documents and the guarantees pursuant to the Guaranties.

            (5) It is a condition to the obligations of the Lenders and the effectiveness of this Agreement that, among other conditions, (a) the Acquisition is consummated pursuant to the Stock Purchase Agreement, (b) the Merger is consummated, (c) to provide a portion of the financing for the Acquisition, the Borrower shall have issued the Senior Subordinated Notes in an aggregate principal amount of at least $125 million and (d) at least $140.0 million is contributed in cash (or, in the case of management of the Company, by equity rollover in an aggregate amount not to exceed $5.4 million) (the "EQUITY CONTRIBUTION") to Holdings by the Sponsor and such management.

            In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

            1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

            "ACT" has the meaning set forth in SECTION 10.14.

            "ACQUISITION" has the meaning specified in the Preliminary Statements to this Agreement.

            "ADJUSTED PRO FORMA CONSOLIDATED EBITDA" means, for the fiscal quarters ended May 31, 2003, August 30, 2003, November 29, 2003 and March 6, 2004, the respective amounts indicated in SCHEDULE III hereto.

            "ADMINISTRATIVE AGENT" means Wachovia in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

            "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address and, as appropriate, account maintained by the Administrative Agent with Wachovia as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

            "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "AGENTS" means, collectively, the Administrative Agent and the Collateral Agent.

            "AGGREGATE COMMITMENTS" means the Commitments of all the Lenders.

            "AGGREGATE CREDIT EXPOSURES" means, at any time, the sum of (i) the unused portion of the Revolving Credit Facility then in effect, (ii) the unused portion of each Term B Commitment then in effect and (iii) the Total Outstandings at such time.

            "AGREEMENT" means this Credit Agreement.

            "AGREEMENT VALUE" means, with respect to each Swap Contract on any date of determination, an amount equal to the greater of:

            (a) (i) in the case of any Swap Contract documented pursuant to the ISDA Master Agreement, the amount, if any, that would be payable by any of the Loan Parties or any of their Subsidiaries to its counterparty to such Swap Contract, as if (A) such Swap Contract was being terminated early on such date of determination, (B) such Loan Party or such Subsidiary, as the case may be, was the sole Affected Party (as defined in the applicable ISDA Master Agreement) and (C) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of ISDA

      Master Agreement); or (ii) in the case of a Swap Contract traded on an exchange, the mark-to-market value of such Swap Contract, which will be the unrealized loss on such Swap Contract to the Loan Party or the Subsidiary of a Loan Party party to such Swap Contract (determined by the Administrative Agent based on the settlement price of such Swap Contract on such date); or

            (b) in all other cases, the mark-to-market value of such Swap Contract, which will be the unrealized loss on such Swap Contract to the Loan Party or the Subsidiary of a Loan Party party to such Swap Contract (determined by the Administrative Agent based on the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or such Subsidiary of a Loan Party, as the case may be, exceeds
      (ii) the present value of the future cash flows to be received by such Loan Party or such Subsidiary of a Loan Party pursuant to such Swap Contract).

            "APPLICABLE PERCENTAGE" means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment under the applicable Facility or Facilities at such time. If the Commitments of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to SECTION 8.02, or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

            "APPLICABLE MARGIN" means:

            (a) with respect to the Term B Facility, a per annum rate equal to:

                  (i)   in the case of Base Rate Loans, 1.50%; and

                  (ii)  in the case of Eurodollar Rate Loans, 2.50%; and

            (b) with respect to the Revolving Credit Facility, a rate per annum equal to:

                  (i) for the first six months after the Closing Date, a rate per annum equal to:

                        (A)   in the case of Base Rate Loans, 1.50%; and

                        (B) in the case of Eurodollar Rate Loans and Letters of Credit, 2.50%; and

                  (ii) thereafter, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to SECTION 6.02(b):

                                                Applicable Margin
                                         Consolidated                       EURODOLLAR RATE +
       Pricing Level                     Leverage Ratio                     Letters of Credit   Base Rate +
             1                    GREATER THAN OR EQUAL TO4.50:1                  2.75             1.75
             2         GREATER THAN OR EQUAL TO4.0:1 but LESS THAN4.50:14         2.50             1.50
             3                          LESS THAN4.0:1                            2.25             1.25

      Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to SECTION 6.02(b); PROVIDED, HOWEVER, that if a Compliance Certificate is not delivered when due in accordance with such SECTION, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until such Compliance Certificate is delivered, at which time the Applicable Margin shall be based on such Compliance Certificate.

            "APPROPRIATE LENDER" means, at any time, (a) with respect to the Term B Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to SECTION 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to SECTION 2.04(a), the Revolving Credit Lenders.

            "APPROVED FUND" means any Fund that is administered or managed by
      (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "ARRANGER" means each of WCM and BAS, in its capacity as joint lead arranger and joint bookrunning manager.

            "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by SECTION 10.06(b), and accepted by the Administrative Agent, in substantially the form of EXHIBIT E or any other form approved by the Administrative Agent.

            "ASSUMPTION AGREEMENT" means an assumption agreement entered into by the Company in favor of the Administrative Agent on behalf of the Secured Parties, in substantially the form of EXHIBIT K or any other form approved by the Administrative Agent.

            "ATTRIBUTABLE INDEBTEDNESS" means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease.

            "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended March 6, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

            "AVAILABILITY PERIOD" means, in the case of the Revolving Credit Facility, the period from and including the Closing Date to the Maturity Date for such Facility.

            "BAS" means Banc of America Securities LLC and its successors.

            "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest per annum then most recently publicly announced by Wachovia in Charlotte, North Carolina, from time to time, as Wachovia's prime rate for Dollars loaned in the United States; and

                  (b)   1/2 of 1% per annum above the Federal Funds Rate.

      The Base Rate is an index rate and is not necessarily intended to be the lowest or best rate of interest charged to other customers in connection with extensions of credit or to other banks.

            "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

            "BORROWER" means (a) prior to the Merger, Pierre Merger Corp. and
      (b) from and after the Merger, the Company.

            "BORROWING" means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term B Borrowing, as the context may require.

            "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York, New York or Charlotte, North Carolina and, if the applicable Business Day relates to any Eurodollar Rate Loans, on which dealings are carried on in the London interbank market.

            "CAPITAL EXPENDITURES" means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). For purposes of this definition, (a) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in or sale of similar existing equipment or with insurance proceeds therefrom shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the proceeds of such sale or the amount of such insurance proceeds, as the case may be, and (b) the term "Capital Expenditures" shall not include any expenditures made or paid with the net proceeds of amounts paid or contributed after the Closing Date to Holdings by the Investors or their Affiliates in consideration of the sale or issuance to the Investors or such Affiliates of Equity Interests of Holdings, which amounts are contributed through the Parent to the equity capital of the Company.

            "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

            "CASH COLLATERAL ACCOUNT" means an interest bearing deposit account to be maintained at Wachovia (or another commercial bank selected in compliance with SECTION 6.17) in the name of the Collateral Agent and under the sole dominion and control of the Collateral Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

            "CASH COLLATERALIZE" has the meaning specified in SECTION 2.03(h).

            "CASH DISTRIBUTIONS" means, with respect to any Person for any period, all dividends and other distributions on any of the outstanding Equity Interests in such Person, all purchases, redemptions, retirements, defeasances or other acquisitions of any of the outstanding Equity Interests in such Person and all returns of capital to the stockholders, partners or members (or the equivalent persons) of such Person, in each case to the extent paid in cash by or on behalf of such Person during such period.

            "CASH EQUIVALENTS" means any of the following types of Investments:

                  (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; PROVIDED that the full faith and credit of the United States of America is pledged in support thereof;

                  (b) time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in CLAUSE (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 360 days from the date of acquisition thereof;

                  (c) commercial paper in an aggregate amount of no more than $10,000,000 per issuer outstanding at any time issued by any Person organized under the laws of any state of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's or at least "A-1" (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof; and

                  (d) Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and
            (c) of this definition.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

            "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

            "CFC" means a controlled foreign corporation as defined in Section 957(a) of the Internal Revenue Code.

            "CHANGE IN LAW" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by

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                                        7

      any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

            "CHANGE OF CONTROL" means, an event or series of events by which:

                  (a) the Sponsor shall cease to own and control legally and beneficially, either directly or indirectly, equity securities in Holdings representing more than 51% of the combined voting power of all of equity securities entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis; or

                  (b) on or after a Qualifying IPO, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Sponsor becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "OPTION RIGHT"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 40% or more of the equity securities of Holdings or the Company entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

                  (c) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings or the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors), or

                  (d) on or after a Qualifying IPO, any Person or two or more Persons acting in concert, other than the Sponsor, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Holdings or the Company or control over the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) representing 40% or more of the combined voting power of such securities, or

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                                        8

                  (e) Parent shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Company; or

                  (f) Holdings shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Parent; or

                  (g) a "change of control" or any comparable term under, and as defined in, the Senior Subordinated Indenture or any other Indebtedness of any Loan Party or any Subsidiary of any Loan Party in excess of the Threshold Amount shall have occurred.

            "CLOSING DATE" means the first date all the conditions precedent in
      SECTION 4.01 are satisfied or waived in accordance with SECTION 10.01.

            "CODE" means the Internal Revenue Code of 1986.

            "COLLATERAL" means all of the "COLLATERAL" and "MORTGAGED PROPERTY" referred to in the Collateral Documents and all of the other property and assets that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

            "COLLATERAL AGENT" means Wachovia in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

            "COLLATERAL DOCUMENTS" means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, IP Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to
      SECTION 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

            "COMMITMENT" means a Term B Commitment or a Revolving Credit Commitment, as the context may require.

            "COMMITTED LOAN NOTICE" means a notice of (a) a Term B Borrowing,
      (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to
      SECTION 2.02(a), which, if in writing, shall be substantially in the form of EXHIBIT A.

            "COMPANY" has the meaning specified in the Preliminary Statements to this Agreement.

            "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT D.

            "CONSOLIDATED EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period PLUS (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) up to $2,000,000 of transitional expenses and other one -time expenses incurred or paid after the Closing Date; (ii) any purchase accounting adjustments, restructuring and other non-recurring items or expenses incurred in connection with the Transaction or any acquisition permitted under SECTION 7.03(i) (including any debt or equity issuance in connection therewith) and any non-recurring items or expenses incurred in connection with a Disposition permitted under SECTION 7.05(a), (c), (f), (i) OR (l); (iii) earnout obligations under the Stock Purchase Agreement; (iv)

      Consolidated Interest Charges for such period; (v) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period; (vi) depreciation and amortization expense; (vii) all non-cash charges in connection with the granting of, or accretion on, options, warrants or other equity interests; and (viii) other non-recurring expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, and MINUS (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period; (ii) all non-recurring non-cash items increasing Consolidated Net Income for such period, and (iii) earnings attributable to Investments in joint ventures and partnerships to the extent not distributed in cash to the Borrower or its Subsidiaries. Notwithstanding the foregoing, for purposes of determining "Consolidated EBITDA" in calculating "Consolidated Fixed Charge Coverage Ratio" or "Consolidated Leverage Ratio" (A) for the four fiscal quarters ending on September 4, 2004, Consolidated EBITDA shall mean the sum of Consolidated EBITDA for the fiscal quarters ended June 5, 2004 and September 4, 2004, in each case with adjustments for the period ending June 30, 2004 similar to those used in calculating Adjusted Pro Forma Consolidated EBITDA for fiscal year 2004 on a quarterly basis as set forth in Schedule III and certified to the Administrative Agent by the Chief Executive Officer or the Chief Financial Officer of the Company as true and correct, PLUS Adjusted Pro Forma Consolidated EBITDA for the previous two fiscal quarters; and (B) for the four fiscal quarters ending on December 4, 2004, Consolidated EBITDA shall mean the sum of Consolidated EBITDA for the fiscal quarter ended December 4, 2004 PLUS Consolidated EBITDA for the fiscal quarters ended June 5, 2004 and September 4, 2004, in each case with adjustments for the period ending June 30, 2004 similar to those used in calculating Adjusted Pro Forma Consolidated EBITDA for fiscal year 2004 on a quarterly basis as set forth in Schedule III and certified to the Administrative Agent by the Chief Executive Officer or the Chief Financial Officer of the Company as true and correct, PLUS Adjusted Pro Forma Consolidated EBITDA for the fiscal quarter ended March 6, 2004.

            "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of (a) (i) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date, LESS (ii) the aggregate amount of all Capital Expenditures made in cash by or on behalf of the Borrower and its Subsidiaries during such period (excluding Qualifying Facility Capex during such period in an aggregate amount not to exceed the amount, if any, by which $25,000,000 exceeds the aggregate amount of Qualifying Facility Capex from all prior periods) TO (b) the sum of (i) Consolidated Interest Charges for such period, (ii) the aggregate principal amount (or the equivalent thereto) of all regularly scheduled principal payments or redemptions and all required prepayments, repurchases, redemptions or similar acquisitions for value of outstanding debt for borrowed money made during such period, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under SECTION 7.02, (iii) the aggregate amount of all Restricted Payments made by or on behalf of the Borrower during such period and (iv) Federal, state, local and foreign income taxes of the Borrower and its Subsidiaries paid in cash during such period; PROVIDED that, for purposes of determining Consolidated Interest Charges and Federal, state, local and foreign income taxes paid in cash (A) for the four fiscal quarters ending on September 4, 2004, the applicable amount shall be the amount for two fiscal quarters most recently ended, multiplied by two; and (B) for the four fiscal quarters ending on December 4, 2004, the applicable amount shall mean amount for the three fiscal quarters most recently ended, multiplied by 4/3.

            "CONSOLIDATED FUNDED INDEBTEDNESS" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including

      Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial) in excess of $3,825,000, bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable and other accrued expenses in the ordinary course of business), (e) Attributable Indebtedness, (f) all Off-Balance Sheet Liabilities, (g) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, except for any portion of such Indebtedness that is expressly made non-recourse to the Borrower or such Subsidiary. For the avoidance of doubt, the term "Consolidated Funded Indebtedness" shall not include any obligations of the Borrower (a) pursuant to Section 3(d) of the Tax Sharing Agreement (as in effect on the date hereof) in respect of cash "NOL" tax benefits actually realized by the Borrower or (b) pursuant to the Stock Purchase Agreement up to an aggregate amount of $13 million for any "Cash Increase" (as defined in the Stock Purchase Agreement, as in effect on the date hereof) except, in each case, to the extent that such obligations are not paid within 10 Business Days after the same become due and payable pursuant to the terms thereof as in effect on the date hereof.

            "CONSOLIDATED INTEREST CHARGES" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP.

            "CONSOLIDATED LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date MINUS the lesser of $5,000,000 and the aggregate amount of cash and Cash Equivalents of the Borrower as of such date TO (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

            "CONSOLIDATED NET INCOME" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and any extraordinary non-cash losses (other than non-cash losses attributable to any impairment of inventory or receivables)) for that period.

            "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

            "CREDIT EXTENSION" means each of the following: (a) a Borrowing and
      (b) an L/C Credit Extension.

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                                       11

            "CURRENT ASSETS" means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.

            "CURRENT LIABILITIES" means, with respect to any Person, without duplication (a) all Indebtedness of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Indebtedness renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date), (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and (c) all other items (including, without limitation, taxes accrued as estimated and trade payables otherwise excluded from Indebtedness under CLAUSE (d) of the definition thereof) that, in accordance with GAAP, would be classified on the balance sheet of such Person as current liabilities of such Person.

            "DEBT RATING" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "DEBT RATINGS") of the Borrower's non-credit-enhanced, senior unsecured long-term debt; PROVIDED that if either S&P or Moody's shall change the basis on which ratings are established by it, each reference to the Debt Rating announced by S&P or Moody's shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

            "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

            "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

            "DEFAULT RATE" means (a) when used with respect to Obligations other than the accrual of Letter of Credit Fees (but including interest payable on accrued Letter of Credit Fees not paid when due), an interest rate equal to (i) the Base Rate PLUS (ii) the Applicable Margin, if any, applicable to Base Rate Loans PLUS (iii) 2.0% per annum; PROVIDED, HOWEVER, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2.0% per annum and (b) when used with respect to the accrual of Letter of Credit Fees, a rate equal to the Applicable Margin plus 2.0% per annum.

            "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Term B Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or has become the subject of a bankruptcy or insolvency proceeding.

            "DISPOSITION" or "DISPOSE" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of

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                                       12

      any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any Equity Interests owned by such Person, or any notes or accounts receivable or any rights and claims associated therewith.

            "DOLLAR" and "$" mean lawful money of the United States.

            "DOMESTIC SUBSIDIARY" has the meaning specified in SECTION 6.12.

            "EARNOUT PROVISION" means Section 2.1 of the Stock Purchase Agreement, as in effect on the date hereof.

            "ELIGIBLE ASSIGNEE" means (a) a Lender and (b) any other Person (other than a natural person) approved by (i) the Administrative Agent and
      (ii) in the case of any assignment of a Revolving Commitment, the L/C Issuer, the Swing Line Lender and unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); PROVIDED that notwithstanding the foregoing (i) the approval of the Borrower shall not be required in connection with an assignment to an Affiliate of the Lender or to an Approved Fund, (ii) the approval of the Administrative Agent shall not be required for the assignment of Term B Loans to an Affiliate of a Lender or to an Approved Fund and (iii) "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

            "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

            "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "EQUITY CONTRIBUTION" has the meaning specified in the Preliminary Statements to this Agreement.

            "EQUITY INTERESTS" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation,

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                                       13

      partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under
      Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate or (g) the failure of any Loan Party or any ERISA Affiliate to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan.

            "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "EURODOLLAR RATE" means, for any Interest Period for any Eurodollar Rate Loan, an interest rate per annum determined by the Administrative Agent to be equal to the rate per annum obtained by dividing (a) (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor or substitution page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (PROVIDED that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for such Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates), or (ii) if such rate is for any reason not available, the rate per annum equal to the rate at which the Administrative Agent or its designee is offered Dollar deposits at or about 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market for delivery on the first day of such Interest Period for the number of days comprised therein and in the amount requested to be outstanding, by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

            "EURODOLLAR RATE LOAN" means a Loan that bears interest at a rate based on the Eurodollar Rate.

            "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for each Eurodollar Rate Loan means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Loan is determined) having a term equal to such Interest Period.

            "EVENT OF DEFAULT" has the meaning specified in SECTION 8.01.

            "EXCESS CASH FLOW" means, for any period (without duplication), (a) Consolidated Net Income for such period, PLUS (b) an amount equal to the aggregate amount of all noncash charges deducted in determining the Consolidated Net Income for such period, PLUS (c) an amount (whether positive or negative) equal to the change in consolidated Current Liabilities of the Borrower and its Subsidiaries during such period, PLUS
      (d) to the extent deducted in determining Consolidated Net Income for any period subsequent to the fiscal year ending March 5, 2005, any amounts deducted pursuant to CLAUSE (l) below in determining Excess Cash Flow for the fiscal year ending March 5, 2005, PLUS (e) to the extent deducted in determining Excess Cash Flow in any previous period under CLAUSE (n) below, any amounts reimbursed to any Loan Party by the Seller under the Related Documents in the current period, PLUS (f) to the extent not included in determining Consolidated Net Income for such period, the amount of any tax refunds received by or paid to or for the account of Holdings and its Subsidiaries during such Period, LESS (g) an amount equal to the aggregate amount of all noncash credits included in determining the Consolidated Net Income for such period, LESS (h) an amount (whether positive or negative) equal to the change in consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period, LESS (i) to the extent not deducted in determining Consolidated Net Income for such period, an amount equal to the aggregate amount of all Capital Expenditures made in cash by the Borrower and its Subsidiaries during such period and permitted to be made pursuant to the terms of this Agreement, LESS (j) an amount equal to the aggregate amount of all Required Principal Payments in respect of Indebtedness permitted under the terms of this Agreement made by the Borrower and its Subsidiaries during such period, and the aggregate principal amount of all optional prepayments made pursuant to SECTION 2.05(a) during such period (so long as each such optional prepayment resulted in a corresponding permanent commitment reduction pursuant to SECTION 2.06 at the time of such prepayment), LESS (k) an amount equal to the aggregate amount of all Cash Distributions paid by the Borrower during such period and permitted to be made pursuant to the terms of this Agreement, LESS (l) to the extent not deducted in determining Consolidated Net Income for such period, for the fiscal year ending March 5, 2005, any amounts paid or payable to the Sellers after the Closing Date pursuant to the Earnout Provision in an aggregate amount not to exceed $13 million, whether actually paid during such period or thereafter, LESS (m) to the extent not deducted in determining Consolidated Net Income for such period, any amounts paid to the Sellers after the Closing Date pursuant to Section 3(d) of the Tax Sharing Agreement (as defined in the Stock Purchase Agreement, as in effect on the date hereof) in respect of cash "NOL" tax benefits actually realized by the Borrower after the Closing Date, LESS (n) to the extent not deducted in determining Consolidated Net Income for such period, any amount paid by the Loan Parties during such period that is reimbursable by the Sellers under the Related Documents but which has not been so

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                                       15

      reimbursed as of the end of such period, LESS (o) the amount of any prepayment during such period pursuant to SECTION 2.05(b)(ii) AND (v), LESS (p) to the extent not deducted in determining Consolidated Net Income for such period, the amount of any "Purchase Price Adjustment" paid to the Sellers during such period pursuant to Section 2.4 of the Stock Purchase Agreement (as in effect on the date hereof).

            "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under SECTION 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with SECTION 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to SECTION 3.01(a).

            "EXISTING CREDIT AGREEMENT" means that certain loan and security agreement dated as of August 13, 2003 by and among the Borrower, the Parent and Fleet Capital Corporation, as lender, as amended.

            "EXISTING INDEBTEDNESS" means Indebtedness of each Loan Party and its Subsidiaries outstanding immediately before the occurrence of the Closing Date set forth in PART (a) of SCHEDULE 5.05.

            "EXISTING NOTES" has the meaning specified in the Preliminary Statements to this Agreement.

            "EXISTING LETTERS OF CREDIT" means the letters of credit listed in
      Schedule II hereto in an aggregate stated amount of $3,825,000.

            "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments; PROVIDED, HOWEVER, that the term "Extraordinary Receipt" shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments
      (a) in respect of loss or damage to equipment, fixed assets or real property, or other claims relating thereto, are applied (or in respect of which expenditures were previously incurred) to replace, repair or purchase the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of SECTION 2.05(b)(ii) or (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

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                                       16

            "FACILITY" means the Term B Facility, the Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.

            "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "FEE LETTER" means the letter agreement, dated May 11, 2004, among the Borrower, the Administrative Agent and the Arrangers.

            "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "FRB" means the Board of Governors of the Federal Reserve System of the United States.

            "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

            "FUNDED DEBT" of any Person means Indebtedness in respect of the Credit Extensions, in the case of the Borrower, and all other Indebtedness of such Person that by its terms matures more than one year after the date of creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date.

            "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

            "GOVERNMENTAL AUTHORITY" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

            "GRANTING LENDER" has the meaning specified in SECTION 10.06(h).

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                                       17

            "GUARANTEE" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable by another Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee at any time shall be deemed to be an amount then equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "GUARANTEE" as a verb has a corresponding meaning.

            "GUARANTORS" means, collectively, Holdings, the Parent and the Subsidiary Guarantors.

            "GUARANTIES" means the Parent Guaranty and the Subsidiary Guaranty.

            "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, wastes and materials that are considered or deemed to be, or regulated as, hazardous, toxic, infectious or dangerous under applicable Law.

            "HEDGE BANK" means any Person that is a Lender or an Affiliate of a Lender, in its capacity as a party to a Secured Hedge Agreement.

            "HOLDINGS" has the meaning specified in the Preliminary Statements hereto.

            "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

                  (c)   net obligations of such Person under any Swap Contract;

                  (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable and other accrued expenses in the

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                                       18

            ordinary course of business which are not outstanding for more than 60 days after the same are billed or invoiced or 120 days after the same are created);

                  (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements); PROVIDED that if such indebtedness shall not have been assumed by such Person and is otherwise non-recourse to such Person, the amount of such obligation treated as Indebtedness shall not exceed the value of such property securing such obligations.

                  (f)   all Attributable Indebtedness;

                  (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at its liquidation preference; and

                  (h) all Guarantees of such Person in respect of any of the foregoing.

      For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent that such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

            "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

            "INDEMNIFIED COSTS" has the meaning specified in SECTION 9.05(a).

            "INDEMNITEE" has the meaning specified in SECTION 10.04(b).

            "INFORMATION" has the meaning specified in SECTION 10.07.

            "INFORMATION MEMORANDUM" means the information memorandum dated June 2004 used by the Arrangers in connection with the syndication of the Commitments.

            "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means an intellectual property security agreement, substantially the form of EXHIBIT C to the Security Agreement, together with each other intellectual property security agreement and IP Security Agreement Supplement delivered pursuant to SECTION 6.12, in each case as amended.

            "INTEREST PAYMENT DATE" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; PROVIDED, HOWEVER, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

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                                       19

            "INTEREST PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice, or nine or twelve months thereafter if requested by the Borrower in its Committed Loan Notice and consented to by all the Lenders; PROVIDED that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

            "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of "Indebtedness" set forth in this SECTION 1.01 in respect of such Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit of, or all of a substantial part of the business being conducted by, such Person. For purposes of covenant compliance, the amount of any Investment shall be (a) the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, MINUS (b) the net cash proceeds realized by the Person making the Investment from substantially contemporaneous disposition (to a Person other than a Loan Party or a Subsidiary of a Loan Party) of Non-Core Assets; PROVIDED that no amount shall be deducted under CLAUSE (b) unless and until such net cash proceeds are received.

            "INVESTORS" means, collectively, (a) the Sponsor and (b) the shareholders of Holdings identified in SCHEDULE 5.13.

            "IP RIGHTS" has the meaning specified in SECTION 5.16.

            "IP SECURITY AGREEMENT SUPPLEMENT" has the meaning specified in
      Section 1(g)(vi) of the Security Agreement.

            "IRS" means the United States Internal Revenue Service.

            "ISDA MASTER AGREEMENT" means the Master Agreement
      (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc., as in effect from time to time.

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                                       20

            "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

            "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

            "L/C ADVANCE" means an advance made by the L/C Issuer or any Revolving Credit Lender pursuant to SECTION 2.03(c).

            "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

            "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

            "L/C DISBURSEMENT" shall mean a payment or disbursement made by the L/C Issuer pursuant to a Letter of Credit.

            "L/C ISSUER" means Wachovia in its capacity as issuer of Letters of Credit hereunder or any successor issuer of Letters of Credit hereunder and, solely for purposes of the Existing Letters of Credit, Fleet National Bank, a national banking association. The term "L/C Issuer" shall mean the issuer of the relevant Letters of Credit as the context may require.

            "L/C OBLIGATIONS" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit PLUS the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

            "L/C RELATED DOCUMENTS" has the meaning specified in SECTION
      2.03(c).

            "LENDER" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

            "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

            "LETTER OF CREDIT" means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

            "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

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                                       21

            "LETTER OF CREDIT FEE" has the meaning specified in SECTION 2.03(h)(i).

            "LETTER OF CREDIT SUBLIMIT" means an amount equal to $10,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

            "LIEN" means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other) or charge or preference or priority over assets or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

            "LOAN" means an extension of credit by a Lender to the Borrower under ARTICLE II in the form of a Term B Loan, a Revolving Credit Loan or a Swing Line Loan.

            "LOAN DOCUMENTS" means, collectively, (a) for purposes of this Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes other than for purposes of the Guaranties and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each L/C Related Document and (vii) the Assumption Agreement and (b) for purposes of the Guaranties and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) each L/C Related Document,
      (vi) the Fee Letter, (vii) each Secured Hedge Agreement and (viii) the Assumption Agreement.

            "LOAN PARTIES" means, collectively, the Borrower, each Guarantor and, prior to the Merger, the Company.

            "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the business, properties, liabilities (actual or contingent), operations, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole; or (b) a material impairment of the rights and remedies of any Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party.

            "MATURITY DATE" means (a) with respect to the Revolving Credit Facility, the earlier of (i) the fifth anniversary of the Closing Date and
      (ii) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments and the Swing Line Commitments pursuant to SECTION 2.06 OR 8.02 or the acceleration of the Revolving Credit Loans or the Swing Line Loans pursuant to SECTION 8.02, and (b) with respect to the Term B Facility, the earlier of (i) the sixth anniversary of the Closing Date and (ii) the date of the acceleration of the Term B Loans pursuant to SECTION 8.02.

            "MAXIMUM RATE" has the meaning specified in SECTION 10.09.

            "MERGECO" has the meaning specified in the introductory paragraph hereto.

            "MERGER" has the meaning specified in the Preliminary Statements to this Agreement.

            "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

            "MORTGAGE POLICY" has the meaning specified in SECTION
      4.01(a)(iv)(B).

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                                       22

            "MORTGAGES" means, collectively, the deeds of trust, trust deeds and mortgages, in substantially the form of EXHIBIT H hereto (with such changes as may be reasonably satisfactory to the Administrative Agent and its counsel to account for local law matters) and covering the properties specified on SCHEDULE 5.08(c) hereto, together with the Assignments of Leases and Rents referred to therein and each other mortgage delivered pursuant to SECTION 6.12, in each case as amended.

            "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

            "NET CASH PROCEEDS" means:

                  (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is, or is required to be, repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by any Loan Party or such Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; PROVIDED that any such estimated taxes not actually due or payable by the end of such two year period shall constitute Net Cash Proceeds upon the earlier of the date that such taxes are determined not to be actually payable and the end of such two year period; and

                  (b) with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other out-of-pocket expenses, incurred by Holdings, the Parent or such Subsidiary in connection therewith; PROVIDED that "Net Cash Proceeds" shall not include the cash proceeds of any issuance of Equity Interests to the Investors or their Affiliates by Holdings to the extent that the net proceeds thereof shall have been used by the Borrower and its Subsidiaries to make Permitted Investments or are returned to such Investors or Affiliates pursuant to SECTION 7.06(h).

            "NON- CORE ASSETS" means assets that (a) are acquired by any Loan Party or any Subsidiary of any Loan Party in an Investment permitted hereunder that is either of the type described in CLAUSE (c) of the definition thereof or comprises the purchase of Equity Interest in a Person that thereupon becomes a Subsidiary, and (b) are not essential to the business of the Company and its Subsidiaries and were acquired only because such acquisition was a condition to the purchase of the other assets comprising such Investment.

            "NOTE" means a Term Note or a Revolving Credit Note, as the context may require.

            "NOTICE OF ISSUANCE" has the meaning specified in SECTION 2.03(b).

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                                       23

            "NOTICE OF RENEWAL" has the meaning specified in SECTION 2.03(a).

            "NOTICE OF TERMINATION" has the meaning specified in SECTION
      2.03(a).

            "NPL" means the National Priorities List under CERCLA.

            "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of obligation described in clause (a) that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

            "OFF-BALANCE SHEET LIABILITIES" means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) (i) the unrecovered investment of purchasers or transferees of assets so transferred and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (A) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (B) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief
      Laws); (b) the monetary obligations under any financing lease or so-called "synthetic," tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; or (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries.

            "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

            "OTHER TAXES" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or

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                                       24

      under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "OUTSTANDING AMOUNT" means (i) with respect to Term B Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term B Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

            "PARTICIPANT" has the meaning specified in SECTION 10.06(d).

            "PARENT" has the meaning specified in the Preliminary Statements hereto.

            "PARENT GUARANTY" means the Parent Guaranty made by Holdings and the Parent in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of EXHIBIT F-1.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

            "PERMITTED ENCUMBRANCES" has the meaning specified in the Mortgages.

            "PERMITTED INVESTMENTS" means (a) acquisitions permitted under
      SECTION 7.03(i) (without giving effect to clause (iv) thereof), (b) the acquisition, construction or expansion of manufacturing facilities and (c) the redemption or repurchase of Equity Interests in Holdings from former members of management employees of the Borrower.

            "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "PLAN" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

            "PLEDGED DEBT" has the meaning specified in Section 1(d)(iv) of the Security Agreement.

            "PLEDGED INTERESTS" has the meaning specified in Section 1(d)(iii) of the Security Agreement.

            "QUALIFYING FACILITY CAPEX" means Capital Expenditures by the Borrower after the Closing Date for the acquisition or construction of a new manufacturing facility; PROVIDED that, within 24 months after the Closing Date, (a) the Borrower shall have entered into, and there shall then be in effect, new contracts (the "New Contracts") with customers (excluding (i) contracts in

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                                       25

      effect on the Closing Date, (ii) contracts entered into after the Closing Date that are, directly or indirectly, a continuation of, or in substitution for or in replacement of, contracts or other supply arrangements existing on the Closing Date, and (iii) contracts for volume that do not represent a net increase in the business of the Borrower and its Subsidiaries) providing for the purchase by such customers on a "cost-plus" basis of not less than 20,000,000 pounds (by volume) of protein per year (including for this purpose contracts or amendments to contracts increasing the volume purchased by any such customer), (b) the pro forma Consolidated Leverage Ratio for the twelve-month period most recently ended, calculated as if all of the New Contracts and all Indebtedness permitted under SECTION 7.02(c)(viii) had become effective on the first day of such twelve-month period, does not exceed 5.15 to 1.00,
      (c) the pro forma Consolidated EBITDA for the twelve-month period most recently ended, calculated as if all of the New Contracts had become effective on the first day of such twelve-month period, is not less than $56,000,000, and (d) the Borrower shall have made commitments for the acquisition or construction of such manufacturing facility.

            "QUALIFYING IPO" means the issuance by Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

            "REDUCTION AMOUNT" has the meaning set forth in SECTION
      2.05(b)(viii).

            "REGISTER" has the meaning specified in SECTION 10.06(c).

            "RELATED DOCUMENTS" means the Stock Purchase Agreement, the Shareholders' Agreement, the Tax Sharing Agreement (each, as defined in the Stock Purchase Agreement) and all other documents effecting the Acquisition.

            "RELATED PARTIES" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees, attorneys and advisors of such Person and of such Person's Affiliates.

            "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

            "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Borrowing, conversion or continuation of Term B Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

            "REQUIRED LENDERS" means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition), (b) aggregate unused Term B Commitments and (c) aggregate unused Revolving Credit Commitments; PROVIDED that the unused Term B Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

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                                       26

            "REQUIRED PRINCIPAL PAYMENTS" means, with respect to any Person for any period, the sum of all regularly scheduled principal payments or redemptions of outstanding Funded Debt made during such period.

            "REQUIRED REVOLVING CREDIT LENDERS" means, as of any date of determination, Revolving Credit Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Revolving Credit Loans outstanding at such time, (b) the Outstanding Amount of all L/C Obligations at such time and (c) the aggregate unused Revolving Credit Commitments at such time; PROVIDED, HOWEVER, that the unused Revolving Credit Commitment of, the aggregate principal amount of the Revolving Credit Loans outstanding and owing to, and the Applicable Percentage of the Outstanding Amount of all L/C Obligations of, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.

            "REQUIRED TERM LENDERS" means, at any time, Term Lenders owed or holding at least a majority in interest of the aggregate principal amount of the Term B Loans outstanding at such time; PROVIDED, HOWEVER, that the aggregate principal amount of the Term B Loans outstanding and owing to any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

            "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

            "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower's stockholders, partners or members (or the equivalent of any thereof), or on account of any option, warrant or other right to acquire any such dividend or other distribution or payment.

            "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to SECTION 2.01(b).

            "REVOLVING CREDIT COMMITMENT" means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to SECTION 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 2.01 under the caption "Revolving Credit Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

            "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

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                                       27

            "REVOLVING CREDIT LENDER" means, at any time, any Lender that has a Revolving Credit Commitment at such time.

            "REVOLVING CREDIT LOAN" has the meaning specified in SECTION
      2.01(b).

            "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of EXHIBIT C-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

            "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

            "SECURED HEDGE AGREEMENT" means any interest rate Swap Contract required or permitted under ARTICLE VI OR VII that is entered into by and between the Borrower and any Hedge Bank.

            "SECURED OBLIGATIONS" has the meaning specified in Section 2 of the Security Agreement.

            "SECURED PARTIES" means, collectively, the Agents, the Arrangers, the Lenders, each L/C Issuer and the Hedge Banks.

            "SECURITY AGREEMENT" means a security agreement substantially in the form of Exhibit G hereto, together with each other security agreement and Security Agreement Supplement delivered pursuant to SECTION 6.12, in each case as amended.

            "SECURITY AGREEMENT SUPPLEMENT" has the meaning specified in Section 24(b) of the Security Agreement.

            "SELLERS" has the meaning specified in the Preliminary Statements to this Agreement.

            "SENIOR SUBORDINATED INDENTURE" has the meaning specified in the definition of "Senior Subordinated Notes".

            "SENIOR SUBORDINATED NOTES" means the 9 7/8% unsecured subordinated notes of the Borrower due 2012 in an aggregate principal amount of $125 million, issued and sold on the Closing Date pursuant to the Senior Subordinated Indenture between Pierre Foods, Inc. and U.S. Bank National Association, as trustee, dated as of the Closing Date (the "SENIOR SUBORDINATED INDENTURE") and any exchange notes issued in exchange therefor in accordance with the terms of the Senior Subordinated Indenture.

            "SENIOR SUBORDINATED DOCUMENTS" means the Senior Subordinated Indenture, the Senior Subordinated Notes and all other agreements, instruments and other documents pursuant to which the Senior Subordinated Notes have been or will be issued or otherwise setting forth the terms of the Senior Subordinated Notes, in each case as such agreement, instrument or other document may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

            "SOLVENT" and "SOLVENCY" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "SPC" has the meaning specified in SECTION 10.06(h).

            "SPONSOR" means, collectively, Madison Dearborn Partners, LLC and investment Affiliates of Madison Dearborn Partners, LLC that are controlled by Madison Dearborn Partners, LLC.

            "STOCK PURCHASE AGREEMENT" has the meaning specified in the Preliminary Statements to this Agreement.

            "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "SUBSIDIARY" or to "SUBSIDIARIES" shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "SUBSIDIARY GUARANTORS" means the Subsidiaries of the Borrower listed on Schedule I and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to SECTION 6.12.

            "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of EXHIBIT F-2, together with each other guaranty and guaranty supplement delivered pursuant to SECTION 6.12.

            "SURVIVING INDEBTEDNESS" means the Indebtedness of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the occurrence of the Closing Date and described in PART (b) of
      SCHEDULE 5.05 hereto.

            "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of ISDA Master Agreement, including any such obligations or liabilities under any ISDA Master Agreement.

            "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

            "SWING LINE" means the revolving credit facility made available by the Swing Line Lender pursuant to SECTION 2.04.

            "SWING LINE BORROWING" means a borrowing of a Swing Line Loan pursuant to SECTION 2.04.

            "SWING LINE LENDER" means Wachovia in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

            "SWING LINE LOAN" has the meaning specified in SECTION 2.04(a).

            "SWING LINE LOAN NOTICE" means a notice of a Swing Line Borrowing pursuant to SECTION 2.04(b), which, if in writing, shall be substantially in the form of EXHIBIT B.

            "SWING LINE SUBLIMIT" means an amount equal to the lesser of (a) $7,000,000 and (b) the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

            "SYNDICATION AGENT" means BAS in its capacity as syndication agent under this Agreement, or any successor syndication agent.

            "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

            "TAXES" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

            "TENDER OFFER" means the tender offer for the Existing Notes commenced on June 1, 2004 by Pierre Merger Corp.

            "TERM B BORROWING" means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to
      SECTION 2.01(a).

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                                       30

            "TERM B COMMITMENT" means, as to each Term Lender, its obligation to make Term B Loans to the Borrower pursuant to SECTION 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 2.01 under the caption "Term B Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

            "TERM B FACILITY" means, at any time, the aggregate Term B Commitments or Term B Loans, as applicable, of all Lenders at such time.

            "TERM B LOAN" means an advance made by any Lender under the Term B Facility.

            "TERM LENDER" means, at any time, any Lender that has a Term B Commitment or Term B Loan, as applicable, at such time.

            "TERM NOTE" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of EXHIBIT C-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Term Lender resulting from the Term B Loans made by such Term Lender.

            "THRESHOLD AMOUNT" means $5,000,000.

            "TOTAL OUTSTANDINGS" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

            "TRANSACTION" means, collectively, (a) the organization of Holdings and the issuance on the Closing Date of at least 90% of the Equity Interests (excluding options and warrants) therein to Madison Dearborn Capital Partners IV, L.P., with the balance of such Equity Interests to be held on the Closing Date by the Investors (other than the Sponsor), (b) the consummation of the Acquisition and the Merger, (c) the issuance and sale of the Senior Subordinated Notes, (d) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents, the Senior Subordinated Documents and the Related Documents to which they are or are intended to be a party, (e) the refinancing, redemption and discharge of certain outstanding Indebtedness of the Borrower and its Subsidiaries and the termination of all commitments thereunder, (f) the Tender Offer, (g) the Equity Contribution and (h) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

            "TYPE" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

            "UNACCRUED INDEMNITY CLAIMS" means claims for indemnification that may be asserted by the Agents, any L/C Issuer, any Lender or any other Indemnitee under the Loan Documents that are unaccrued and contingent and as to which no claim, notice or demand has been given to or made on the Borrower (with a copy to the Administrative Agent) within 5 Business Days after the Borrower's request therefor to the Administrative Agent (unless the making or giving thereof is prohibited or enjoined by any applicable Law or any order of any Governmental Authority); PROVIDED that the failure of any Person to make or give any such claim, notice or demand or otherwise to respond to any such request shall not be deemed to be a waiver and shall not otherwise affect any such claim for indemnification.

            "UNITED STATES" and "U.S." mean the United States of America.

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                                       31

            "UNREIMBURSED AMOUNT" has the meaning specified in SECTION 2.03(e).

            "WACHOVIA" means Wachovia Bank, National Association and its successors.

            "WCM" means Wachovia Capital Markets, LLC and its successors.

            1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

            (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "INCLUDE," "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "without limitation." The word "WILL" shall be construed to have the same meaning and effect as the word "SHALL." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "HEREIN," "HEREOF" and "HEREUNDER," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "ASSET" and "PROPERTY" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            (b) In the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING;" the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING;" and the word "THROUGH" means "TO AND INCLUDING."

            (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

            1.03 ACCOUNTING TERMS. (a) GENERALLY. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, EXCEPT as otherwise specifically prescribed herein.

            (b) CHANGES IN GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent

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                                       32

thereof in light of such change in GAAP (subject to the approval of the Required Lenders); PROVIDED that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

            1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

            1.05 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

            1.06 LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the L/C Related Documents related thereto therefor, whether or not such maximum face amount is in effect at such time.

            1.07 CURRENCY EQUIVALENTS GENERALLY. Any amount specified in this Agreement (other than in ARTICLES II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by Wachovia in Charlotte, North Carolina at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in Dollars with such other currency.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

            2.01 THE LOANS. (a) THE TERM B BORROWING. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan (consisting of a Term B Loan pursuant to the Term B Facility in an amount equal to its Applicable Percentage of the Term B Facility) to the Borrower on the Closing Date. The Term B Borrowing shall consist of Term B Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Percentage of the Term B Facility. Amounts borrowed under this
SECTION 2.01(a) and repaid or prepaid may not be reborrowed. Term B Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

            (b) THE REVOLVING CREDIT BORROWINGS. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a "REVOLVING CREDIT LOAN") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Credit Commitment; PROVIDED that after giving effect to any Revolving Credit Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, PLUS such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment. Within

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                                       33

the limits of each Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this SECTION 2.01(b), prepay under SECTION 2.05, and reborrow under this SECTION 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

            2.02  BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

            (a) Each Term B Borrowing, each Revolving Credit Borrowing, each conversion of Term B Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 2 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans; PROVIDED, HOWEVER, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of "Interest Period", the applicable notice must be received by the Administrative Agent not later than 2 p.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 2 p.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this SECTION 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in SECTIONS 2.03(f) AND 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term B Borrowing, a Revolving Credit Borrowing, a conversion of Term B Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term B Loans or Revolving Credit Loans are to be converted, and
(v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term B Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

            (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender in writing or by telecopier or other electronic communication of the amount of its Applicable Percentage of the applicable Term B Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender in writing or by telecopier or other electronic communication of the details of any automatic conversion to Base Rate Loans described in SECTION 2.02(a). In the case of a Term B Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than

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                                       34

2:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in SECTION 4.02 (and, if such Borrowing is the initial Credit Extension, SECTION 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Wachovia with the amount of such funds or (ii) wire transfer of such funds to an account designated by the Borrower in writing, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; PROVIDED, HOWEVER, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing FIRST shall be applied to the payment in full of any such L/C Borrowings and SECOND, shall be made available to the Borrower as provided above.

            (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued upon the expiration of any applicable Interest Period or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

            (d) The Administrative Agent shall promptly notify the Borrower and the Lenders (in writing or by telecopier or other electronic communication) of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Wachovia's prime rate used in determining the Base Rate promptly following the public announcement of such change.

            (e) After giving effect to the Term B Borrowing, all Revolving Credit Borrowings, all conversions of Term B Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term B Loans or Revolving Credit Loans as the same Type, there shall not be more than seven Interest Periods in effect.

            (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

            (g) Anything in this SECTION 2.02 to the contrary notwithstanding, the Borrower may not select Eurodollar Rate for the initial Credit Extension hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Loans shall then be suspended pursuant to SECTION 2.09 or 2.10.

            2.03  LETTERS OF CREDIT.

            (a) ISSUANCE OF LETTERS OF CREDIT. The L/C Issuer agrees, on the terms and conditions hereinafter set forth, to issue (or cause any of its Affiliates that constitute a commercial bank to issue on its behalf) Letters of Credit in Dollars for the account of the Borrower from time to time on any Business Day during the period from the Closing Date until the day that is five days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day); PROVIDED that after giving effect to any L/C Credit Extension, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Loans of any Lender, PLUS such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment, and (iii) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. No Letter of Credit shall have an expiration

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                                       35

date (including all rights of the Borrower or the beneficiary to require renewal) later than five days before the Maturity Date in respect of the Revolving Credit Facility, but may by its terms be renewable annually upon written notice (a "NOTICE OF RENEWAL") given to the L/C Issuer and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Letter of Credit and upon fulfillment of the applicable conditions set forth in ARTICLE IV unless the L/C Issuer has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 days prior to the date of automatic renewal of its election not to renew such Letter of Credit (a "NOTICE OF TERMINATION"); PROVIDED that the terms of each Letter of Credit that is automatically renewable annually shall (A) require the L/C Issuer to give the beneficiary named in such Letter of Credit notice of any Notice of Termination, (B) permit such beneficiary, upon receipt of such notice, to draw under such Letter of Credit prior to the date such Letter of Credit otherwise would have been automatically renewed and (C) not permit the expiration date (after giving effect to any renewal) of such Letter of Credit in any event to be extended to a date later than five days before the Maturity Date in respect of the Revolving Credit Facility. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the L/C Issuer pursuant to the immediately preceding sentence, such Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this SECTION 2.03(a), repay any L/C Advances resulting from drawings thereunder pursuant to SECTION 2.03(e) and request the issuance of additional Letters of Credit under this SECTION 2.03(a).

            (b) REQUEST FOR ISSUANCE. Each Letter of Credit shall be issued upon notice, given not later than 2:00 p.m. on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the L/C Issuer, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telecopier or electronic communication. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed immediately in writing, or telecopier or electronic communication, specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) amount of such Letter of Credit (which amount shall (A) not be less than $500,000 or (z) be in such other amount acceptable to the L/C Issuer), (B) expiration date of such Letter of Credit,
(iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by a Letter of Credit Application. If (1) the requested form of such Letter of Credit is acceptable to the L/C Issuer in its sole discretion and (2) it has not received notice of objection to such issuance from the Required Lenders, the L/C Issuer will, upon fulfillment of the applicable conditions set forth in ARTICLE IV, make such Letter of Credit available to the Borrower at its office referred to in SCHEDULE
10.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Application shall conflict with this Agreement, the provisions of this Agreement shall govern.

            (c)   L/C ADVANCES.

            (i) The Borrower shall repay to the Administrative Agent for the account of the L/C Issuer and each other Revolving Credit Lender that has made an L/C Advance on the earlier of demand and the Maturity Date in respect of the Revolving Credit Facility the outstanding principal amount of each L/C Advance made by each of them.

            (ii) The Obligations of the Borrower and the Revolving Credit Lenders under this Agreement, any Letter of Credit Application and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Application and such other

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                                       36

      agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Application, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by the L/C Issuer under a Letter of Credit against presentation of a draft, certificate or other document that does not strictly comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

The foregoing provisions of this SECTION 2.03(c)(iii) shall not impair any claim of the Borrower as provided in SECTION 10.06(j).

            (d) LETTER OF CREDIT REPORTS. The L/C Issuer shall furnish (i) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (ii) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (iii) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate amount of Letters of Credit available to be drawn during the preceding calendar quarter of all Letters of Credit.

            (e) PARTICIPATIONS IN LETTERS OF CREDIT. Upon the issuance of a Letter of Credit by the L/C Issuer under SECTION 2.03(b), the L/C Issuer shall be deemed, without further action by any party

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                                       37

hereto, to have sold to each Revolving Credit Lender, and each such Revolving Credit Lender shall be deemed, without further action by any party hereto, to have purchased from the L/C Issuer, a participation in such Letter of Credit in an amount for each Revolving Credit Lender equal to such Lender's Applicable Percentage of the amount of such Letter of Credit available to be drawn, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay such Lender's Applicable Percentage of each L/C Disbursement made by the L/C Issuer and not reimbursed by the Borrower forthwith on the date due as provided in SECTION 2.03(c) (or which has been so reimbursed but must be returned or restored by the L/C Issuer because of the occurrence of an event specified in SECTION 8.01(f) or otherwise) (an "UNREIMBURSED AMOUNT") by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the L/C Issuer by deposit to the Administrative Agent's Account, in same day funds, an amount equal to such Lender's Applicable Percentage of such L/C Disbursement. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this SECTION 2.03(e) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Commitments, and that each such payment shall be made without any off-set, abatement, withholding or reduction whatsoever. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such L/C Disbursement available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such L/C Disbursement is due pursuant to SECTION 2.03(c) until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the L/C Issuer. If such Lender shall pay to the Administrative Agent such amount for the account of the L/C Issuer on any Business Day, such amount so paid in respect of principal shall constitute an L/C Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of an L/C Advance made by the L/C Issuer shall be reduced by such amount on such Business Day.

            (f) DRAWING AND REIMBURSEMENT. The payment by the L/C Issuer of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the L/C Issuer of an L/C Advance, which shall be a Base Rate Loan, in the amount of such draft.

            (g) FAILURE TO MAKE L/C ADVANCES. The failure of any Lender to make an L/C Advance to be made by it on the date specified in SECTION 2.03(e) shall not relieve any other Lender of its obligation hereunder to make its L/C Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the L/C Advance to be made by such other Lender on such date.

            (h)   CASH COLLATERAL. Upon the request of the Administrative Agent,
(i) if the L/C Issuer has made an L/C Disbursement under any Letter of Credit and such L/C Disbursement has resulted in an L/C Borrowing or (ii) if, as of the date five days prior to the Maturity Date then in effect for the Revolving Credit Facility, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. SECTIONS 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this SECTION 2.03, SECTION 2.05 and SECTION 8.02(c), "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Unless otherwise agreed by the Administrative Agent in its sole discretion, Cash Collateral shall be maintained in the Cash Collateral Account. If at any time the Administrative Agent reasonably

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                                       38

determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at Wachovia as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount of L/C Obligations over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the L/C Issuer.

            (i) APPLICABILITY OF ISP98. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

            (j)   LETTER OF CREDIT FEES, ETC.

            (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage a Letter of Credit fee (the "LETTER OF CREDIT FEE") for each Letter of Credit equal to the Applicable Margin TIMES the daily maximum amount available to be drawn under such Letter of Credit. Letter of Credit Fees shall be (a) computed on a quarterly basis in arrears and (b) due and payable on the first Business Day after the end of each quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date in respect of the Revolving Credit Facility and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

            (ii) The Borrower shall pay to the L/C Issuer, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the L/C Issuer shall agree, with the initial fronting fee equal to 0.125% per annum on the maximum amount available to be drawn under all Letters of Credit issued by the L/C Issuer payable quarterly in arrears on the first Business Day after the end of each quarter, commencing with the first such date to occur after the issuance of any Letter of Credit hereunder.

            (k) EXISTING LETTERS OF CREDIT. The Existing Letters of Credit will be deemed for all purposes of this Agreement to have been issued as Letters of Credit hereunder as of the Closing Date.

            2.04  SWING LINE LOANS.

            (a) THE SWING LINE. The Swing Line Lender agrees, on the terms and conditions hereinafter set forth, to make loans (each such loan, a "SWING LINE LOAN") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; PROVIDED, HOWEVER, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, PLUS such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Applicable Percentage of the Outstanding

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                                       39

Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment, and PROVIDED FURTHER that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this SECTION 2.04, prepay under SECTION 2.05, and reborrow under this SECTION 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage TIMES the amount of such Swing Line Loan.

            (b) BORROWING PROCEDURES. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be in an amount of $100,000 or an integral multiple of $25,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (a) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of SECTION 2.04(a), or (b) that one or more of the applicable conditions specified in ARTICLE IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will make the amount of the requested Swing Line Loan available to the Administrative Agent at the Administrative Agent's Office, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in ARTICLE IV, the Administrative Agent will make such funds available to the Borrower by crediting the account of the Borrower on the books of Wachovia with the amount of such funds.

            (c)   REFINANCING OF SWING LINE LOANS.

            (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), or in any event automatically upon the maturity of each Swing Line Loan as set forth in SECTION 2.07(c), that each other Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of SECTION 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in SECTION 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 2:00 p.m. on the Business Day specified in such Committed Loan Notice, whereupon, subject to SECTION 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

            (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with SECTION 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to
      SECTION 2.04(c)(i) shall be deemed payment in respect of such participation.

            (iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 2.04(c) by the time specified in SECTION 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

            (iv) Each Revolving Credit Lender's obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this SECTION 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or
      (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this
      SECTION 2.04(c) is subject to the conditions set forth in SECTION 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

            (d) REPAYMENT OF PARTICIPATIONS. If any payment received by the Administrative Agent in respect of principal or interest on any Swing Line Loan is required to be returned by the Administrative Agent under any of the circumstances described in SECTION 10.05, each Revolving Credit Lender shall pay to the Administrative Agent for the account of the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

            (e) INTEREST FOR ACCOUNT OF SWING LINE LENDER. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this SECTION 2.04 to refinance such Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

            2.05  PREPAYMENTS.

            (a)   OPTIONAL.

            (i) The Borrower may, upon notice to the Administrative Agent at any time or from time to time, voluntarily prepay Term B Loans and Revolving Credit Loans in whole or in part without premium or penalty; PROVIDED that (A) such notice must be received by the Administrative Agent not later than 2:00 p.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) one Business Date Prior to any date of prepayment of Base Rate Loans; and (B) any partial prepayment shall be in a principal amount of $2,500,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment, the payment amount specified in such notice shall be due and payable on the date specified therein and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to SECTION 3.05. Each prepayment of the outstanding Term B Loans pursuant to this SECTION 2.05(a) shall be applied to the principal repayment installments thereof in direct order of maturity.

            (ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; PROVIDED that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

            (b)   MANDATORY.

            (i) Within five Business Days after the date the Borrower is required to deliver financial statements pursuant to SECTION 6.01(a) and the related Compliance Certificate pursuant to SECTION 6.02(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 75% or, if the Consolidated Leverage Ratio for such fiscal year is less than 4.5:1.0, 50% of Excess Cash Flow for the fiscal year covered by such financial statements.

            (ii) If any Loan Party or any of its Subsidiaries Disposes of any property or assets (other than any Disposition of any property or assets permitted by SECTION 7.05(b), (c)(ii), (d), (e), (f), (h), (i), (j) OR
      (k)) and the aggregate Net Cash Proceeds received by the Loan Parties and such Subsidiaries in any fiscal year exceeds $1,000,000, the Borrower shall immediately prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds, and thereafter as and when additional Net Cash Proceeds are received during such year in an aggregate amount of $500,000 or more, the Borrower shall immediately further prepay the principal of the Loans in an amount equal to 100% of such Net Cash Proceeds; PROVIDED, HOWEVER, that, with respect to any Net Cash Proceeds realized (A) under a Disposition described in this SECTION 2.05(b)(ii) or
      (B) from proceeds of insurance and condemnation awards or indemnities covered by SECTION 2.05(b)(v), (1) at the option of the Borrower (as elected by the Borrower in writing to the Administrative Agent on or prior to the date of such Disposition or the receipt of such insurance proceeds or condemnation awards), and so long as no Event of Default shall have occurred and be continuing, the Borrower may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as (a) within 180 days following receipt of such Net Cash Proceeds, a definitive agreement for the purchase of such assets with such proceeds shall have been entered into (as certified by the Borrower in writing to the Administrative Agent), and (b) within 270 days after the receipt of such Net Cash Proceeds, such purchase shall have been consummated (as certified by the Borrower in writing to the Administrative Agent); PROVIDED FURTHER, HOWEVER, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this SECTION 2.05; and (2) any amount reinvested under CLAUSE (A) shall not be included in determining the amount of any required prepayment of the Loans under this SECTION 2.05(b)(ii).

            (iii) Upon the sale or issuance by any Loan Party or any of its Subsidiaries of any of its Equity Interests, the Borrower shall prepay an aggregate principal amount of Loans equal to 50% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by any Loan Party or such Subsidiary.

            (iv) Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to SECTION 7.02), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by any Loan Party or such Subsidiary.

            (v) Upon any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries, and not otherwise included in clause (ii), (iii) or (iv) of this SECTION 2.05(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by any Loan Party or such Subsidiary.

            (vi) If for any reason the Total Outstandings under any Facility at any time exceed the Aggregate Commitments then in effect with respect to such Facility, the Borrower shall immediately prepay the applicable Loans and/or (in the case of the Revolving Credit Facility) Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; PROVIDED, HOWEVER, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this SECTION 2.05(b)(vi) unless after the prepayment in full of the Loans and Swing Line Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

            (vii) Each prepayment of Loans pursuant to this SECTION 2.05(b) shall be applied, FIRST, to principal payments of the Term B Facility scheduled to be paid during the next 12 months in direct order of maturity until such scheduled principal payments are paid in full, SECOND, ratably to the remaining principal repayment installments of the Term B Facility until all such installments are paid in full and, THEREAFTER, ratably to the Revolving Credit Facility; PROVIDED that any prepayment of the Revolving Credit Facility pursuant to CLAUSE (vi) shall be applied as set forth herein.

            (viii) Prepayments of the Revolving Credit Facility made pursuant to CLAUSE (i), (ii), (iii), (iv), (v), (vi) OR (vii) OF THIS SECTION 2.05(b), FIRST, shall be applied to prepay L/C Borrowings outstanding at such time until all such L/C Borrowings are paid in full, SECOND, shall be applied to prepay Swing Line Loans outstanding at such time until all such Swing Line Loans are paid in full, THIRD, shall be applied to prepay Revolving Credit Loans outstanding at such time until all such Revolving Credit Loans are paid in full and, FOURTH, shall be used to Cash Collateralize the

      L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to CLAUSE (i), (ii), (iii), (iv) OR (v) OF THIS
      SECTION 2.05(b), the amount remaining, if any, after the prepayment in full of all Loans and L/C Borrowings outstanding at such time and the L/C Obligations have been Cash Collateralized in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the "REDUCTION AMOUNT") may be retained by the Borrower for use in the ordinary course of its business, and the Revolving Credit Facility shall be automatically and permanently reduced by the Reduction Amount as set forth in SECTION 2.06(b)(ii). Upon the drawing of any Letter of Credit, which has been Cash Collateralized, such funds shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

            (ix) Anything contained in this SECTION 2.05(b) to the contrary notwithstanding, (A) if, following the occurrence of any "ASSET SALE" (as such term is defined in the Senior Subordinated Indenture or any analogous term (such as "ASSET DISPOSITION") is defined in any Senior Subordinated Document) by any Loan Party or any of its Subsidiaries, the Borrower is required to commit by a particular date (a "COMMITMENT DATE") to apply or cause its Subsidiaries to apply an amount equal to any of the "NET PROCEEDS" (as such term is defined in the Senior Subordinated Indenture or any analogous term (such as "NET AVAILABLE CASH") as defined in any Senior Subordinated Document) thereof in a particular manner, or to apply by a particular date (an "APPLICATION DATE") an amount equal to any such "NET PROCEEDS" in a particular manner, in either case in order to excuse the Borrower from being required to make an "ASSET SALE OFFER" (as such term is defined in the Senior Subordinated Indenture or any analogous term (such as "OFFER") as defined in any Senior Subordinated Document) in connection with such "ASSET SALE", and the Borrower shall have failed to so commit or to so apply an amount equal to such "NET PROCEEDS" at least 30 days before the applicable Commitment Date or Application Date, as the case may be, or (B) if the Borrower at any other time shall have failed to apply or commit or cause to be applied an amount equal to any such "NET PROCEEDS", and, within 30 days thereafter assuming no further application or commitment of an amount equal to such "NET PROCEEDS" the Borrower would otherwise be required to make an "ASSET SALE OFFER" in respect thereof, then in either such case the Borrower shall immediately pay or cause to be paid to the Administrative Agent (without duplication of any amount paid or payable under this SECTION 2.05(b)) an amount equal to such "NET PROCEEDS" to be applied to the payment of the Loans and L/C Borrowings and to Cash Collateralize the L/C Obligations in the manner set forth in
      SECTION 2.05(b) in such amounts as shall excuse the Borrower from making any such "ASSET SALE OFFER".

            2.06  TERMINATION OR REDUCTION OF COMMITMENTS.

            (a) OPTIONAL. The Borrower may, upon written notice to the Administrative Agent, terminate the unused portions of the Term B Commitments, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments, or from time to time permanently reduce the unused portions of the Term B Commitments, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments; PROVIDED that (i) any such notice shall be received by the Administrative Agent not later than 2:00 p.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall in an aggregate amount of at least $2,500,000 or an integral multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the unused portions of the Term B Commitments, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments.

            (b) MANDATORY. (i) The Term B Commitments shall be automatically and permanently reduced on the date of the Term B Borrowing (after giving effect to the Term B Borrowing), to zero.

            (ii) The Revolving Credit Facility shall be automatically and permanently reduced on each date on which the prepayment of Revolving Credit Loans outstanding thereunder is required to be made pursuant to SECTION 2.05(b)(i),(ii), (iii), (iv) OR (v) by an amount equal to the applicable Reduction Amount.

            (iii) If after giving effect to any reduction or termination of unused Revolving Credit Commitments under this SECTION 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such Sublimit shall be automatically reduced by the amount of such excess.

            (c) APPLICATION OF COMMITMENT REDUCTIONS; PAYMENT OF FEES. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, or the unused Revolving Credit Commitment under this SECTION 2.06. Upon any reduction of unused Commitments under a Facility, the Commitment of each Lender under such Facility shall be reduced by such Lender's Applicable Percentage of the amount by which such Facility is reduced. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

            2.07  REPAYMENT OF LOANS.

            (a) TERM B LOANS. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate principal amount of all Term B Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in
SECTION 2.06):

                 Date                                         Amount
                 September 4, 2004                        $     375,000
                 December 4, 2004                         $     375,000
                 March 5, 2005                            $     375,000
                 June 4, 2005                             $     375,000
                 September 3, 2005                        $     375,000
                 December 3, 2005                         $     375,000
                 March 4, 2006                            $     375,000
                 June 3, 2006                             $     375,000
                 September 2, 2006                        $     375,000
                 December 2, 2006                         $     375,000
                 March 3, 2007                            $     375,000
                 June 2, 2007                             $     375,000
                 September 1, 2007                        $     375,000
                 December 1, 2007                         $     375,000
                 March 1, 2008                            $     375,000
                 May 31, 2008                             $     375,000
                 August 30, 2008                          $     375,000
                 November 29, 2008                        $     375,000
                 February 28, 2009                        $     375,000

                 May 30, 2009                             $     375,000
                 August 29, 2009                          $     375,000
                 November 28, 2009                        $     375,000
                 March 6, 2010                            $     375,000
                 Maturity Date with respect to the
                 Term B Facility                          $ 141,375,000

PROVIDED, HOWEVER, that the final principal repayment installment of the Term B Loans shall be paid on the Maturity Date for the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.

            (b) REVOLVING CREDIT LOANS. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

            (c) SWING LINE LOANS. The Borrower shall repay to the Administrative Agent for the ratable account of the Swing Line Lender and any Revolving Credit Lender that has purchased a participation in a Swing Line Loan pursuant to SECTION 2.04 the outstanding principal amount of each Swing Line Loan on the earlier to occur of (i) the date five Business Days after such Loan is made and (ii) the Maturity Date.

            2.08  INTEREST.

            (a) Subject to the provisions of SECTION 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period PLUS the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate PLUS the Applicable Margin; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate PLUS the Applicable Margin.

            (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall, upon the request of the Required Lenders, bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

            (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

            2.09  FEES. In addition to certain fees described in SECTIONS
2.03(j):

            (a) COMMITMENT FEE. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, a commitment fee of 0.50% per annum TIMES the actual daily amount by which the aggregate Revolving Credit Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations; PROVIDED, HOWEVER, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and PROVIDED FURTHER that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in ARTICLE IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears.

            (b) OTHER FEES. (i) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

            (ii) The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Unless otherwise expressly agreed by the Agents in writing, such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

            2.10 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Wachovia's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; PROVIDED that any Loan that is repaid on the same day on which it is made shall, subject to SECTION 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

            2.11  EVIDENCE OF INDEBTEDNESS.

            (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

            (b) In addition to the accounts and records referred to in SECTION 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

            (c) Entries made in good faith by the Administrative Agent in the Register pursuant to SECTION 2.11(b), and by each Lender in its account or accounts pursuant to SECTION 2.11(a), shall be PRIMA FACIE evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; PROVIDED that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

            2.12  PAYMENTS GENERALLY; ADMINISTRATIVE AGENT'S CLAWBACK.

            (a) GENERAL. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

            (b) (i) FUNDING BY LENDERS; PRESUMPTION BY ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with SECTION 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(A) in the case of a payment to be made by such Lender, the Federal Funds Rate and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower

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                                       48

and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

            (ii) PAYMENTS BY BORROWER; PRESUMPTIONS BY ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Rate.

            A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this SUBSECTION (b) shall be conclusive, absent manifest error.

            (c) FAILURE TO SATISFY CONDITIONS PRECEDENT. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in ARTICLE IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

            (d) OBLIGATIONS OF LENDERS SEVERAL. The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to SECTION 10.04(c) are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or make payments pursuant to SECTION 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation or make payments pursuant to SECTION 10.04(c).

            (e) FUNDING SOURCE. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

            (f) AUTHORIZATION. The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or, in the case of a Lender holding a Note, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

            (g) INSUFFICIENT PAYMENT. Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lenders in the order of priority set forth in
SECTION 8.03. If the Administrative Agent

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                                       49

receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender's Applicable Percentage of the sum of (i) the Outstanding Amount of all Loans outstanding at such time and (ii) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

            2.13 SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its PRO RATA share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Loans and Term B Loans and other amounts owing them; PROVIDED that:

            (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

            (ii) the provisions of this SECTION shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary (as to which the provisions of this SECTION shall apply).

            Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

            3.01  TAXES.

            (a) PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes and for the full amount of any taxes of any kind; PROVIDED that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,

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                                       50

(ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) PAYMENT OF OTHER TAXES BY THE BORROWER. Without limiting the provisions of SUBSECTION (a) above, the Borrower shall timely pay any Indemnified or Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this SECTION) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

            (d) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) STATUS OF LENDERS. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and as are reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

            Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

            (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

            (ii)  duly completed copies of Internal Revenue Service Form W-8ECI,

            (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10

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      percent shareholder" of the Borrower within the meaning of section
      881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

            (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

            (f) TREATMENT OF CERTAIN REFUNDS. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this SECTION, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this SECTION with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, and withholding at any amounts as required under applicable Law and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This SUBSECTION (f) shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer file its returns in a particular manner or to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

            3.02 ILLEGALITY. If any Law has made it unlawful, or any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

            3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or
(c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurodollar Rate Loan, the

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                                       52

Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

            3.04  INCREASED COSTS; RESERVES ON EURODOLLAR RATE LOANS.

            (a)   INCREASED COSTS GENERALLY. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement taken into account in determining the Eurodollar Rate) or the L/C Issuer;

            (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by SECTION 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

            (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

            (b) CAPITAL REQUIREMENTS. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

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                                       53

            (c) CERTIFICATES FOR REIMBURSEMENT. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in SUBSECTION (a) or (b) of this SECTION or in SECTION 3.05, and specifying in reasonable detail the basis for such compensation, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Notwithstanding anything in this Agreement to the contrary, the Borrower shall not be obligated to make any payment to any Lender or the L/C Issuer under this SECTION 3.04 in respect of any change in Law for any period more than 180 days prior to the date on which such Lender or L/C Issuer gives notice to the Borrower of its intent to request such payment under this SECTION 3.04; PROVIDED, HOWEVER, that if such change in Law has retroactive effect, the Borrower shall be required to make any such payments for the period of retroactivity.

            3.05 COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

            (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits (excluding the Applicable Margin) and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrower to the Lenders under this SECTION 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

            3.06 MITIGATION OBLIGATIONS. If any Lender requests compensation under SECTION 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 3.01, or if any Lender gives a notice pursuant to SECTION 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to SECTION 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            3.07 SURVIVAL. This ARTICLE III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

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                                       54

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

            4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction, or waiver in accordance with SECTION 10.01, of the following conditions precedent:

            (a) The Administrative Agent shall have received each of the following, each of which shall be originals or telecopies (followed promptly by originals), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing
      Date) each in form and substance satisfactory to the Administrative Agent and each of the Lenders and in such number of copies as may be requested by the Administrative Agent:

                  (i) duly executed counterparts of this Agreement and the Guaranties, sufficient in number for distribution to each Agent, each Lender and the Borrower;

                  (ii) a Note or Notes duly executed by the Borrower in favor of each Lender requesting the same;

                  (iii) the Security Agreement, duly executed by each Loan
            Party, together with:

                        (A) certificates representing the Pledged Interests referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                        (B) acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the day of the initial Credit Extension under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                        (C) completed requests for information, dated on or before the date of the initial Credit Extension, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements, and

                        (D) evidence of the completion of all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the liens and security interests created thereby (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements, and to the extent obtainable with the Borrower's reasonable commercial efforts with respect to locations where any Collateral is located, landlords' and bailees' waiver and consent agreements) and that all filing and recording taxes and fees (if any) have been paid;

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                                       55

                  (iv) the Mortgages, duly executed by the appropriate Loan Party, together with:

                        (A) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                        (B) fully paid American Land Title Association Lender's Extended Coverage title insurance policies (or counter-signed markups or pro formas of the same) (the "MORTGAGE POLICIES") in respect to the owned real property subject to the Mortgages in form and substance, with endorsements (to the extent available at customary rates) and in amount acceptable to the Administrative Agent, issued by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances and other liens permitted under the Loan Documents, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) as the Administrative Agent may deem necessary or desirable,

                        (C) American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, and dated no more than 60 days before the day of the initial Credit Extension, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Administrative Agent, showing all buildings and other improvements, the location of any easements noted in the Mortgage policies, parking spaces, rights of way, building set-back lines and other dimensional regulations (each to the extent plottable) and the absence of encroachments, either by such improvements or on to such property, and other defects, which can not otherwise be insured over in the Mortgage Policies, other than encroachments and other defects reasonably acceptable to the Administrative Agent, and

                        (D) environmental and other reports as to the properties described in the Mortgages, in form and substance and from professional firms acceptable to the Administrative Agent;

                  (v) the Intellectual Property Security Agreement, duly executed by each Loan Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Intellectual Property Security Agreement has been taken;

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                                       56

                  (vi) such duly executed certificates of resolutions or consents, incumbency certificates and/or other duly executed certificates of Responsible Officers of each Loan Party as the Administrative Agent or the Lenders may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

                  (vii) such documents and duly executed certifications as the Administrative Agent or the Lenders may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in Ohio and North Carolina, as applicable, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (viii) a favorable opinion of Kirkland & Ellis LLP, counsel to the Loan Parties, addressed to each Agent and each Lender, in substantially the form of EXHIBIT J-1 and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

                  (ix) a favorable opinion of Moore & Van Allen PLLC, local counsel to the Loan Parties in North Carolina, in substantially the form of EXHIBIT J-2 and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

                  (x) a favorable opinion of Bricker & Eckler LLP, real estate counsel to the Lender Parties in Ohio and a favorable opinion of Kennedy Covington Lobdell & Hickman, real estate counsel to the Lender Parties in North Carolina, in substantially the form of in EXHIBIT J-3 and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

                  (xi) the opinion of Foley & Lardner LLP, counsel to the Company and its shareholders, delivered in connection with the Acquisition, which opinion is either (A) addressed to the Administrative Agent and the Lenders or expressly states that the Administrative Agent and the Lenders may expressly rely on such opinion or (B) accompanied by a reliance letter from such counsel addressed to the Administrative Agent and the Lenders that expressly states that the Administrative Agent and the Lenders may rely on such opinion;

                  (xii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all governmental consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such governmental consents, licenses and approvals shall be in full force and effect, or (B) stating that no such governmental consents, licenses or approvals are so required;

                  (xiii) a certificate signed by a Responsible Officer of the
            Company certifying (A) that the conditions specified in SECTIONS 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since March 6, 2004 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) the current Debt Ratings for the Facilities;

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                                       57

                  (xiv) a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company certifying that (A) the Adjusted Pro Forma Consolidated EBITDA of the Company and its Subsidiaries for the twelve-month period ended March 6, 2004 was not less than $50,000,000; (B) the PRO FORMA Consolidated Leverage Ratio as of the last day of the twelve-month period ended March 6, 2004, calculated as if the Transaction had occurred on the first day of such twelve-month period and using Adjusted Pro Form Consolidated EBITDA in such calculation in place of Consolidated EBITDA for such period, was not greater than 5.40 to 1.00; and (C) the calculations prepared under clause (A) and (B) were made in good faith on the basis of the assumptions stated in such certificate, which assumptions were fair in light of the then existing conditions;

                  (xv) certificates attesting to the Solvency of (A) the Company and its Subsidiaries taken as a whole and (B) the Parent and its Subsidiaries taken as a whole, in each case before and after giving effect to the Transaction, from the Chief Executive Officer or the Chief Financial Officer of the Company and the Parent, as appropriate, substantially in the form of EXHIBIT I hereto;

                  (xvi) audited annual financial statements for the Company and its Subsidiaries for the fiscal years ended March 1, 2002, March 1, 2003 and March 6, 2004 (such audits to have been performed by independent certified public accountants of nationally recognized standing, whose report and opinion shall be prepared in accordance with GAAP and not subject to any "going concern" or any other qualifications (including as to scope)) and interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available;

                  (xvii) PRO FORMA financial statements as to the Company and its Subsidiaries giving effect to the Transaction for the most recently completed fiscal year, which shall, in all material respects, be prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under the Securities Act of 1933, as amended, on Form S-1;

                  (xviii) forecasts prepared by management of the Company, in form and substance satisfactory to the Arrangers, of balance sheets, income statements and cash flow statements for the Company and its Subsidiaries on a quarterly basis for the first four quarters following the day of the initial Credit Extension and on an annual basis commencing with the first fiscal year following the day of the initial Credit Extension until the Maturity Date for the Term B Facility;

                  (xix) a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company certifying that the PRO FORMA financial statements delivered pursuant to clause (xvii) above and the forecasts delivered pursuant to clause (xviii) above were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonably believed to be fair in light of the conditions existing at the time of delivery of such PRO FORMA financial statements and forecasts, and, with respect to the forecasts, represented, at the time of delivery, the Borrower's best estimate of its future financial performance;

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                                       58

                  (xx) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect and names the Collateral Agent as additional insured and loss payee;

                  (xxi) certified copies of each employment agreement and other compensation arrangement with the Chief Executive Officer of the Company;

                  (xxii) certified copies of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lenders, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request;

                  (xxiii) confirmation satisfactory to the Arrangers of the
            consummation of the Merger from the Secretary of State of the State of North Carolina;

                  (xxiv)  an Assumption Agreement, duly executed by the Company;

                  (xxv) evidence that the Equity Contribution, on terms and conditions satisfactory to the Arrangers, was made to Holdings;

                  (xxvi) a Committed Loan Notice or Notice of Issuance, as applicable, relating to the initial Credit Extension;

                  (xxvii) evidence that (A) the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released,
            (B) all Existing Notes shall have been redeemed in full or sufficient funds for the redemption thereof have been deposited with the trustee under the indenture governing the Existing Notes in order to discharge the Existing Notes with the proceeds of such deposit (and thereby discharge all Liens securing the Existing Notes) and (C) all other Existing Indebtedness, other than Surviving Indebtedness, has been prepaid, redeemed or defeased in full other otherwise satisfied and extinguished from cash on hand of the Borrower and all commitments relating thereto terminated and that all Surviving Indebtedness shall be on terms and conditions satisfactory to the Administrative Agent; and

                  (xxviii)such other assurances, certificates, documents,
            information, consents or opinions as any Agent, the L/C Issuer, the Swing Line Lender or any Lender reasonably may require.

            (b) The Borrower shall have paid all accrued fees and expenses of the Agents, the Arrangers and the initial Lenders (including the fees and expenses of Shearman & Sterling LLP, Bricker & Eckler LLP and Kennedy Covington Lobdell & Hickman) on or before the Closing Date.

            (c) The Closing Date shall have occurred on or before June 30, 2004.

            (d) All governmental authorizations and all third party consents and approvals necessary or, in the reasonable opinion of the Arrangers, desirable in connection with the Transaction and the other transactions contemplated thereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect; all applicable waiting periods

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                                       59

in connection with the Transaction shall have expired without any action being taken by any Governmental Authority, and no Law shall be applicable in the reasonable judgment of the Lenders, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the other transactions contemplated thereby or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

            (e) The Acquisition shall have been consummated materially in accordance with the terms of the Stock Purchase Agreement, without any waiver, amendment or supplement not consented to by the Lenders of any material term, provision or condition set forth therein or in any other Related Document, and in material compliance with all applicable requirements of Law.

            (f) The Stock Purchase Agreement shall be in full force and effect.

            (g) After giving effect to the Transaction, including all Credit Extensions made in connection therewith, no Revolving Credit Borrowings shall be outstanding on the Closing Date.

            (h) The Borrower shall have received at least $125 million in gross cash proceeds from the sale of the Senior Subordinated Notes.

            Without limiting the generality of the provisions of SECTION 9.02, for purposes of determining compliance with the conditions specified in this
SECTION 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

            4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

            (a) The representations and warranties of the Borrower contained in ARTICLE V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this SECTION 4.02, the representations and warranties contained in SECTIONS 5.05(a), (b) AND (c) shall be deemed to refer to the most recent statements furnished pursuant to SECTIONS 6.01(a) AND (b), respectively.

            (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

            (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

            Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the

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                                       60

Borrower shall be deemed to be a representation and warranty that the conditions specified in SECTIONS 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to the Agents and the Lenders that:

            5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (ii) execute, deliver and perform its obligations under the Loan Documents and the Related Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties (such compliance to include, without limitation, compliance with the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, and with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 and all other laws and regulations relating to money laundering and terrorist activities), except in such instances in which (A) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (B) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document and Related Document to which such Person is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. No Loan Party or any of its Subsidiaries is in violation of any Law or in breach of any such Contractual Obligation, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

            5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement, any other Loan Document or any Related Document, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents,
(iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for authorizations, approvals, actions, notices and filings that have been (or contemporaneously herewith will be) duly obtained, taken, given or made and

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                                       61

are (or, upon obtaining, taking, giving or making any such authorization, approval, action, notice or filing, will be) in full force and effect and, in the case of any authorizations, approvals, actions, notices or filings by, to or with any Governmental Authority, are listed on SCHEDULE 5.03 hereto. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Acquisition has been consummated in accordance with the Stock Purchase Agreement and applicable Law.

            5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting creditor's rights generally, and the effect of general principles of equity, whether applied by a court of law or equity.

            5.05  FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

            (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, to the extent required by GAAP to be shown therein.

            (b) The most recent quarterly unaudited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to SECTION 6.01(b), and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date,
(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

            (c) As of the Closing Date, (i) PARTS (a) AND (b) OF SCHEDULE 5.05 set forth all Existing Indebtedness and all Surviving Indebtedness, respectively, of each Loan Party and its Subsidiaries, and (ii) PART (c) OF
SCHEDULE 5.05 sets forth all material Indebtedness and other material liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the Closing Date, including liabilities for taxes and material commitments, to the extent that the same would be included in annual audited financial statements prepared in accordance with GAAP.

            (d) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

            (e) The consolidated PRO FORMA balance sheet of the Company and its Subsidiaries and the related consolidated PRO FORMA statements of income and cash flows of the Company and its

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                                       62

Subsidiaries delivered in accordance with SECTION 4.01(a)(xviii), certified by the Chief Executive Officer or the Chief Financial Officer of the Company, fairly present in all material respects the consolidated PRO FORMA financial condition of the Company and its Subsidiaries as at such date and the consolidated PRO FORMA results of operations of the Company and its Subsidiaries for the period ended on such date, in each case giving effect to the Transaction, all in accordance with GAAP.

            (f) The consolidated forecasted balance sheets, statements of income and statements of cash flows of the Company and its Subsidiaries delivered to the Lenders pursuant to SECTION 4.01(a)(xviii) OR 5.05 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonably believed by the Company to be fair in light of the conditions existing at the time of delivery of such forecasts and at the Closing Date, and represented, at the time of delivery, the Company's best estimate of its future financial performance (it being understood and agreed that projections, forecasts and budgets, whether delivered on, before or after the Closing Date and whether delivered pursuant to this SECTION or any other provision in this Agreement or the other Loan Documents, are by their nature speculative and are not a guaranty of future performance).

            5.06 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower or the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or any Related Document or the consummation of the Transaction, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            5.07 NO DEFAULT. Neither any Loan Party nor any of its Subsidiaries is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

            5.08  OWNERSHIP OF PROPERTY; LIENS; INVESTMENTS.

            (a) Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (b) The property of the Borrower and its Subsidiaries is not subject to any Liens, other than Liens set forth on SCHEDULE 5.08(b), or as otherwise permitted by SECTION 7.01.

            (c) Set forth on SCHEDULE 5.08(c) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries as of the Closing Date, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and, in the cases of real property acquired after the Closing Date, the purchase price thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

            (d)   (i)   Set forth on SCHEDULE 5.08(d)(i) hereto is a complete
      and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee as of the Closing Date, expiration date and annual rental cost thereof. Each such lease to

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                                       63

      which any Loan Party remains a party, whether in effect on the Closing Date or thereafter (excluding leases of real property involving less than 1,500 square feet), is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting creditor's rights generally, and the effect of general principles of equity, whether applied by a court of law or equity.

            (ii) Set forth on SCHEDULE 5.08(d)(ii) hereto is a complete and accurate list of all leases of real property under which any Loan Party is the lessor as of the Closing Date, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease to which any Loan Party remains a party, whether in effect on the Closing Date or thereafter (excluding leases of real property involving less than 1,500 square feet), is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting creditor's rights generally, and the effect of general principles of equity, whether applied by a court of law or equity.

            5.09  ENVIRONMENTAL COMPLIANCE.

            (a) Each Loan Party conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on its businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (b) Except as otherwise set forth on SCHEDULE 5.09, (i) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or, to the knowledge of such Loan Party, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; (ii) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

            (c) Except as otherwise set forth on SCHEDULE 5.09, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

            5.10 INSURANCE. The properties of each Loan Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged

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                                       64

in similar businesses and owning similar properties in localities where such Loan Party or the applicable Subsidiary operates.

            5.11 TAXES. Each Loan Party and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than any such agreement among two or more Loan Parties (and no other Persons) and the Tax Sharing Agreement (as defined in the Stock Purchase Agreement). Neither the Merger nor the Acquisition will be taxable to the Company or any of its Subsidiaries or Affiliates.

            5.12  ERISA COMPLIANCE.

            (a) Each Plan sponsored by any Loan Party is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan sponsored by any Loan Party that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan sponsored by any Loan Party that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan sponsored by any Loan Party that has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has an "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived, and no application for a waiver of the minimum funding standard has been filed with respect to any Pension Plan; (iii) neither any Loan Party nor, to the knowledge of the Loan Parties, any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor, to the knowledge of the Loan Parties, any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor, to the knowledge of the Loan Parties, any ERISA Affiliate has engaged in a transaction that could reasonably be expected to result in a liability to a Loan Party by reason of Sections 4069 or 4212(c) of ERISA.

            5.13 SUBSIDIARIES; EQUITY INTERESTS; LOAN PARTIES. The Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of SCHEDULE 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of SCHEDULE 5.13 free and clear of all Liens except

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those created under the Collateral Documents. No Loan Party has any Equity
Interests or other equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of SCHEDULE 5.13 or as otherwise permitted under SECTION 7.03. All of the outstanding Equity Interests in each Loan Party (other than Holdings) have been validly issued, are fully paid and non-assessable and are owned by such Person or Persons and in the amounts specified on Part (c) of SCHEDULE 5.13 free and clear of all Liens except those created under the Collateral Documents. As of the Closing Date, all of the outstanding Equity Interests in Holdings have been validly issued and are fully paid and non-assessable and are owned by such Person or Persons and in the amounts specified on Part (c) of SCHEDULE 5.13, free and clear of all Liens. Set forth on Part (d) of SCHEDULE 5.13 is a complete and accurate list of all Loan Parties, showing (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number. As of the Closing Date, the copy of the charter of each Loan Party and each amendment thereto provided pursuant to SECTION 4.01(a)(vii) is a true and correct copy of each such document, each of which is valid and in full force and effect.

            5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

            (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            (b) No Loan Party, nor any Person Controlling any Loan Party or any Subsidiaries of any Loan Party (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940. Neither the making of any Loan, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the SEC thereunder.

            5.15 DISCLOSURE. The Borrower has disclosed to the Agents and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; and PROVIDED FURTHER that no representation is made in this SECTION 5.15 with respect to any materials delivered to the Administrative Agent or the Lenders pursuant to SECTION 6.02(g), (h) OR (k) or other materials that may be delivered by the Borrower or its Subsidiaries (other than materials required to be delivered pursuant to the Loan Documents) that the Borrower or such Subsidiary specifies in writing at the time of delivery is not intended to be subject to this SECTION 5.15.

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            5.16  INTELLECTUAL PROPERTY; LICENSES, ETC. Except as set forth on
Schedule 5.16, the Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents and other intellectual property rights (collectively, "IP RIGHTS") that are reasonably necessary for the operation of their respective businesses, without infringement, dilution or misappropriation with the rights of any other Person. Except as set forth on Schedule 5.16, to the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material employed by the Borrower or any Subsidiary infringes, dilutes or misappropriates upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            5.17 SOLVENCY. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

            5.18 CASUALTY, ETC. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

            5.19 PERFECTION, ETC. Except with the consent of the Administrative Agent or as otherwise permitted under the Loan Documents, all filings and other actions necessary or desirable to perfect (to the extent that perfection can be achieved by such filing or other action) and protect the security interest in the Collateral created under the Collateral Documents have been (or contemporaneously herewith will be) duly made or taken and are (or, upon making such filings or taking such action, will be) in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral (to the extent that perfection can be achieved by such filing or other action), subject to Liens permitted under SECTION 7.01, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been (or contemporaneously herewith will be) duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

            5.20 DESIGNATION AS SENIOR INDEBTEDNESS. The Obligations of the Loan Parties under the Loan Documents constitute "Senior Indebtedness" and "Designated Senior Indebtedness" under and as defined in the Senior Subordinated Indenture, as supplemented from time to time.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

            So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in SECTIONS 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

            6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended March 5, 2005), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related

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      consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

            (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended June 5, 2004), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

            (c) as soon as available, but in any event no later than 30 days after the end of each fiscal year (commencing with the fiscal year ended March 5, 2005), forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries on a quarterly basis for the fiscal year following such fiscal year.

As to any information contained in materials furnished pursuant to SECTION 6.02(d), the Borrower shall not be separately required to furnish such information under SECTION 6.01(a) OR (b), but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in SECTIONS 6.01(a) AND (b) at the times specified therein.

            6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

            (a) concurrently with the delivery of the financial statements referred to in SECTION 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

            (b) concurrently with the delivery of the financial statements referred to in SECTIONS 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with SECTION 7.10, a statement of reconciliation conforming such financial statements to GAAP;

            (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent

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      accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

            (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of any Loan Party, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

            (e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this SECTION 6.02;

            (f) as soon as available and in any event within 30 days after the end of each fiscal year (commencing with the fiscal year ended March 5, 2005), a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

            (g) promptly and in any event within five Business Days after receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

            (h) promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to (i) any instrument, indenture, or loan or credit or similar agreement, in respect of Indebtedness having an aggregate principal amount in excess of the Threshold Amount or (ii) any Related Document regarding or related to any breach or default by any party thereto, and copies of any amendment, modification or waiver of any provision of any Related Document and, from time to time upon request by the Administrative Agent, such other information and reports regarding any of the Related Documents or any Indebtedness in excess of the Threshold Amount as the Administrative Agent may reasonably request;

            (i) promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law;

            (j) not less frequently than annually, a report supplementing SCHEDULES 5.08(c) and 5.08(d)(i) AND (ii), 5.08(e) and 5.13 hereto, including an identification of all owned and leased real property disposed of by any Loan Party or any of its Subsidiaries during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction and state and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof and, in the case of owned real property, the purchase price thereof) of all real property acquired or

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                                       69

      leased during such fiscal year (in the case of leases, exceeding 1,500 square feet) and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete;

            (k) promptly after the receipt thereof, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) of which the Borrower is a member aggregating $1,000,000 or more; and

            (l) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any of its Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to SECTION 6.01(a) OR (b) OR SECTION 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on SCHEDULE 10.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and each Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); PROVIDED that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (I.E., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by SECTION 6.02(c) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

            6.03  NOTICES. Promptly notify the Administrative Agent and each
Lender:

            (a)   of the occurrence of any Default;

            (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

            (c)   of the occurrence of any ERISA Event;

            (d) of any material change in accounting policies or financial reporting practices by any Loan Party or any of its Subsidiaries; and

            (e) of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory repayment pursuant to SECTION 2.06(b)(ii), (ii) occurrence of any sale of capital stock or other Equity Interests for which the Borrower is required to make a mandatory repayment pursuant to SECTION 2.06(b)(iii), (iii) incurrence or

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      issuance of any Indebtedness for which the Borrower is required to make a mandatory repayment pursuant to SECTION 2.06(b)(iv) and (iv) receipt of any Extraordinary Receipt for which the Borrower is required to make a mandatory repayment pursuant to SECTION 2.06(b)(v).

Each notice pursuant to this SECTION shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to SECTION 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

            6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable or within 45 days thereafter, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets and all lawful claims which, if unpaid, would by law become a Lien upon its property; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such obligation that is being contested in good faith and (where appropriate) by proper proceedings and as to which appropriate reserves are being maintained; and (b) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

            6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by SECTION 7.04 OR 7.05; PROVIDED, HOWEVER, that the Borrower may consummate the Merger and the Acquisition; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

            6.06 MAINTENANCE OF PROPERTIES. Maintain, preserve, protect and repair all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

            6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

            6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws applicable to it or its business or property and all orders, writs, injunctions and decrees binding on it or its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

            6.09 BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of the financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable

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requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

            6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of each Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (at which an authorized representative of the Borrower shall be entitled to be present), all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; PROVIDED, HOWEVER, that (a) unless an Event of Default has occurred and is continuing, the Borrower shall not be responsible for the expense of any such inspections other than one inspection per year by the Administrative Agent, and (b) when an Event of Default exists any Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

            6.11  USE OF PROCEEDS. Use the proceeds of the Credit Extensions to
(a) finance in part the Acquisition; (b) refinance certain Existing Indebtedness and any preferred stock of the Company and its Subsidiaries (including, without limitation, the Company's Existing Credit Agreement and the redemption (on the Closing Date or within 35 days thereafter) of all of the Company's 10-3/4% Senior Notes due 2006); (c) to pay fees and expenses incurred in connection with the Transaction; and (d) provide ongoing working capital and for general corporate purposes not in contravention of any Law or of any Loan Document; PROVIDED that such proceeds shall not be used to fund any portion of the "Cash Increase" (as defined in the Earnout Provision) if the PRO FORMA Consolidated Leverage Ratio for the twelve-month period most recently ended, calculated as if the Transaction had occurred on the first day of such twelve-month period, is greater than 5.15 to 1.00.

            6.12 COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY. Upon (a) the request of the Administrative Agent following the occurrence and during the continuance of a Default, (b) the formation or acquisition of any new direct or indirect Subsidiary by any Loan Party or any of its Subsidiaries or (c) the acquisition of any property by any Loan Party or any of its Subsidiaries that is not already be subject to a perfected first priority security interest (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties, the Borrower shall, in each case at the Borrower's expense:

            (i) in connection with the formation or acquisition of a Subsidiary (A) that is neither a CFC nor a Subsidiary that is held directly or indirectly by a CFC (a "DOMESTIC SUBSIDIARY"), or (B) that is a CFC or held directly or indirectly by a CFC, to the extent no material adverse tax consequences to the Borrower would result therefrom, within 10 Business Days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

            (ii) within 10 Business Days after such request, formation or acquisition, furnish to the Administrative Agent a description of the material real and personal properties of the Loan Parties and their respective Subsidiaries in detail reasonably satisfactory to the Administrative Agent,

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                                       72

            (iii) within 15 Business Days after such request, formation or acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Administrative Agent mortgages, pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and other instruments of the type specified in SECTION 4.01(a)(iii), in form and substance consistent with the Collateral Documents delivered on the Closing Date and reasonably satisfactory to the Collateral Agent (including delivery of all Pledged Interests in and of such Subsidiary), securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on the Equity Interests of such Subsidiary and in its assets; PROVIDED that (A) the Equity Interests of any Subsidiary of a Loan Party held directly or indirectly by a CFC shall not be pledged, and (B) if such new property is Equity Interests in a CFC or assets of a CFC and to the extent the pledge of greater than 65% of such Equity Interests or a pledge, Lien or security interest in such assets would result in material adverse tax consequences to the Borrower, only 65% of such Equity Interests shall be pledged in favor of the Secured Parties and no pledge, Lien or security interest shall be granted in such assets in favor of the Secured Parties.

            (iv) within 30 days after such request, formation or acquisition, take, and cause such Subsidiary or such parent to take (other than any Subsidiary of a Loan Party that is a CFC or whose direct or indirect parent is a CFC), whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and security agreements delivered pursuant to this SECTION 6.12, enforceable against third parties in accordance with their terms,

            (v) within 60 days after such request, formation or acquisition, deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent, the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Administrative Agent may reasonably request,

            (vi) as promptly as practicable after such request, formation or acquisition, deliver, upon the reasonable request of the Administrative Agent, to the Administrative Agent with respect to each parcel of real property owned or leased by the entity that is the subject of such request (not to include any Subsidiary of a Loan Party that is a CFC or a Subsidiary of a Loan Party that is held directly or indirectly by a CFC to the extent material adverse tax consequences to the Borrower would result therefrom), formation or acquisition title reports, surveys and environmental assessment reports, and such other reports as the Administrative Agent may reasonably request, each in scope, form and substance reasonably satisfactory to the Collateral Agent,

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            (vii)  upon the occurrence and during the continuance of an Event of
      Default, with respect to any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time upon the Administrative Agent's request, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Administrative Agent may reasonably deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and

            (viii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable in perfecting and preserving the Liens of such mortgages, pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and security agreements.

            6.13 COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to materially comply with all Environmental Laws; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

            6.14 PREPARATION OF ENVIRONMENTAL REPORTS. In the event that the Required Lenders reasonably believe that the Borrower has breached any provision of this Agreement relating to environmental matters, at the written request of the Required Lenders from time to time, which shall specify in reasonable detail the basis for such request, provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of such breach and the estimated cost of any compliance, removal or remedial action in connection with curing such breach; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

            6.15 FURTHER ASSURANCES. Promptly upon request by any Agent, or any Lender through the Administrative Agent, (i) correct any material defect or error in the execution, acknowledgment, filing or recordation of any Loan Document, and (ii) execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further deeds, certificates, assurances and other instruments as any Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests now or hereafter intended to be covered by any of the Collateral Documents to the Liens of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey,

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grant, assign, transfer, preserve, protect and confirm more effectively unto the
Secured Parties the rights and Liens granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

            6.16 COMPLIANCE WITH TERMS OF LEASEHOLDS. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

            6.17 CASH COLLATERAL ACCOUNTS. Maintain the Cash Collateral Account with Wachovia or another commercial bank located in the United States that has executed an account control agreement with the Borrower and the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

            So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

            7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income, other than the following:

            (a)   Liens pursuant to any Loan Document;

            (b) Liens existing on the date hereof and listed on SCHEDULE 5.08(b) and any renewals or extensions thereof; PROVIDED that (i) the property covered thereby is not changed, (ii) the amount not increased,
      (iii) none of the Loan Parties or their Subsidiaries shall become a direct or contingent obligor and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by SECTION 7.02(c)(ii);

            (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

            (d) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings

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      diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

            (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

            (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which either exist as of the Closing Date or, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

            (h) Liens securing judgments for the payment of money not constituting an Event of Default under SECTION 8.01(h) or securing appeal or other surety bonds related to such judgments;

            (i) Liens securing Indebtedness permitted under SECTION 7.02(c)(iv) OR (viii); PROVIDED that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

            (j) Liens on property or assets of a Person (other than any Equity Interests in any Person) existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary or becomes a Subsidiary of the Borrower or any Subsidiary Guarantor; PROVIDED that any such Lien was not created in contemplation of such merger, consolidation or investment and does not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary; and PROVIDED FURTHER that any Indebtedness or other Obligations secured by such Liens shall otherwise be permitted under SECTION 7.02;

            (k) banker's liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or its Subsidiaries;

            (l) any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business; PROVIDED that the same
      (i) do not in any material respect interfere with the business of the Borrower or its Subsidiaries or materially detract from the value of the relative assets of the Borrower or its Subsidiaries and (ii) are subject and subordinate to any Lien on such assets pursuant to the Collateral Documents;

            (m) licenses, sublicenses, leases or subleases with respect to any assets granted to third Persons in the ordinary course of business; PROVIDED that the same (i) do not in any material respect interfere with the business of the Borrower or its Subsidiaries or materially detract from

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      the value of the relative assets of the Borrower or its Subsidiaries and
      (ii) are subject and subordinate to any Lien on such assets pursuant to the Collateral Documents;

            (n) Liens which arise under Article 4 of the Uniform Commercial Code in any applicable jurisdictions on items in collection and documents and proceeds related thereto;

            (o) precautionary filings of financing statements under the Uniform Commercial Code of any applicable jurisdictions in respect of operating leases or consignments entered into by the Borrower or its Subsidiaries in the ordinary course of business;

            (p) Liens on any property or assets (other than any Equity Interests in any Person) existing at the time such property or assets is or are purchased or otherwise acquired by the Borrower or any of its Subsidiaries; PROVIDED that any such Lien was not created in contemplation of such purchase or acquisition and does not extend to any assets other than the assets so acquired by the Borrower or such Subsidiary; and PROVIDED FURTHER that any Indebtedness or other Obligations secured by such Liens shall otherwise be permitted under SECTION 7.02; and

            (q) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $2,500,000; PROVIDED that no such Lien shall extend to or cover any Collateral or may be granted when any Default shall have occurred and be continuing.

            7.02 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a)   in the case of the Borrower:

                  (i) Indebtedness in respect of Swap Contracts designed to hedge against fluctuations in interest rates, and not for speculative purposes, incurred in the ordinary course of business and consistent with prudent business practice;

                  (ii) Indebtedness owed to a Subsidiary Guarantor, which Indebtedness shall (A) constitute Pledged Debt, (B) be on terms acceptable to the Administrative Agent and (C) be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement, and

                  (iii) Indebtedness evidenced by the Senior Subordinated Notes, in an aggregate principal amount not to exceed $125 million;

            (b) in the case of any Subsidiary, Indebtedness owed to the Borrower or to a Subsidiary Guarantor; PROVIDED that (i) such Indebtedness
      (A) shall constitute Pledged Debt, (B) shall be on terms acceptable to the Administrative Agent and (C) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement and (ii) in the case of any such Indebtedness of a Subsidiary that is not a Loan Party, such Indebtedness shall be (A) on terms acceptable to the Administrative Agent and (B) in an aggregate amount for all such Subsidiaries not to exceed $2,500,000 at any time outstanding; and

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                                       77

            (c) in the case of the Borrower and the Subsidiary Guarantors, without duplication:

                  (i)    Indebtedness under the Loan Documents;

                  (ii) Surviving Indebtedness outstanding on the date hereof and listed on PART (b) of SCHEDULE 5.05 and any refinancings, refundings, renewals or extensions of such Surviving Indebtedness or of the Senior Subordinated Notes; PROVIDED that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and the direct and contingent obligors thereof shall not be changed, as a result of or in connection with such refinancing, refunding, renewal or extension; PROVIDED STILL FURTHER that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being extended, refunded or refinanced and the interest rate applicable to any such extending, refunding or refinancing Indebtedness does not exceed the then applicable market interest rate;

                  (iii) Guarantees of the Borrower or any Subsidiary Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any of the Subsidiary Guarantors;

                  (iv) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in SECTION 7.01(i); PROVIDED, HOWEVER, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000;

                  (v) Indebtedness of any Person that becomes a Subsidiary Guarantor after the date hereof in accordance with the terms of
            SECTION 7.03(i) which Indebtedness is existing at the time such Person becomes a Subsidiary of the Borrower (other than Indebtedness incurred solely in contemplation of such Person becoming a Subsidiary);

                  (vi) Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees (or their estates, spouses or former spouses) of the Borrower or any Guarantor issued to purchase or redeem capital stock of the Parent permitted by SECTION 7.06;

                  (vii) amounts owed by the Borrower or its Subsidiaries under the Stock Purchase Agreement and the Tax Sharing Agreement as in effect on the date hereof, in each case to the extent that such amounts are paid within 10 Business Days after the same become due and payable pursuant to the terms thereof as in effect on the date hereof;

                  (viii) Indebtedness incurred to finance Qualifying Facility
            Capex in an aggregate principal amount not to exceed $20,000,000;
            and

                  (ix) unsecured Indebtedness in an aggregate principal amount not to exceed $7,500,000 at any time outstanding.

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            7.03  INVESTMENTS. Make or hold any Investments, except:

            (a) Investments held by the Borrower or such Subsidiary in the form of cash or Cash Equivalents;

            (b) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $750,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

            (c) equity Investments of the Borrower in any Subsidiary Guarantor and Investments of any Subsidiary in the Borrower or in another Subsidiary Guarantor;

            (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

            (e)   Guarantees permitted by SECTION 7.02;

            (f)   Investments existing on the date hereof and set forth on
      SCHEDULE 7.03(f);

            (g)   Investments by the Borrower in Swap Contracts permitted under
      SECTION 7.02(a)(i);

            (h)   Investments consisting of intercompany debt permitted under
      SECTION 7.02(a)(ii) OR 7.02(b); and

            (i) the purchase or other acquisition of all of the Equity Interests in, any Person that, upon the consummation thereof, will be wholly owned directly by the Borrower or one or more of its wholly-owned Subsidiaries (including, without limitation, as a result of a merger or consolidation) or the purchase or other acquisition of all or substantially all of the property and assets of any Person; PROVIDED that, with respect to each purchase or other acquisition made pursuant to this
      SECTION 7.03(i):

                  (i) any such newly created or acquired Subsidiary shall comply with the requirements of SECTIONS 6.12;

                  (ii) the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course;

                  (iii) such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Borrower or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

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                  (iv)  the total cash and noncash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Subsidiaries for any such purchase or other acquisition (A) shall not exceed $10,000,000 and (B) when aggregated with the total cash and noncash consideration paid by or on behalf of the Borrower and its Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Subsidiaries pursuant to this SECTION 7.03(i), shall not exceed $30,000,000; PROVIDED that, in any event, no such Investment may be made pursuant to this clause (iv) unless, after giving effect to the consummation of such purchase or other acquisition, at least $5,000,000 is available to be drawn under the Revolving Credit Facility after consummation of such purchase or other acquisition;

                  (v) (A) immediately before and immediately after giving PRO FORMA effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall be in PRO FORMA compliance with all of the covenants set forth in SECTION 7.10, such compliance to be determined on the basis of the financial information most recently delivered to the Agents and the Lenders pursuant to SECTION 6.01(a) OR (b) as though such purchase or other acquisition had been consummated as of the first day of the twelve-month period ending as of the last day of the fiscal period covered thereby; and

                  (vi) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this SECTION 7.03(i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; and

            (j)   the portion of any Permitted Investments described in CLAUSE
      (a) of the definition thereof made with the proceeds of equity contributed by the Investors and their Affiliates to Holdings which is in turn contributed through the Parent to the Borrower; PROVIDED that (i) immediately before and immediately after giving PRO FORMA effect to any such Investment no Default shall have occurred and be continuing and (ii) the Person, business or assets acquired shall have had positive PRO FORMA Consolidated EBITDA (assuming for such purposes that the definition of such term referred to such Person, business or assets in lieu of the Borrower) for the twelve-month period most recently ended, calculated as if the Investment had been made on the first day of such twelve-month period;

            (k) loans and advances to Holdings in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments to the extent permitted to be made to Holdings in accordance with SECTION 7.06;

            (l) prepaid expenses or lease, utility and other similar deposits, in each case made in the ordinary course of business;

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            (m)   Investments by the Borrower and its Subsidiaries outstanding at any time in joint ventures and partnerships in an aggregate amount not to exceed $2,500,000; PROVIDED that, with respect to each Investment made pursuant to this SECTION 7.03(m):

                  (i) if such Investment is as a general partner, such Investment shall be made by a Subsidiary that has no assets other than such Investment; and in any case, such Investment shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole;

                  (ii) such joint venture or partnership shall be engaged in a business which is substantially the same as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course; and

                  (iii) any determination of the amount of such Investment shall include all cash and noncash consideration paid by or on behalf of the Borrower and its Subsidiaries in connection with such Investment.

            (n) other Investments (including those of the types described in CLAUSES (a) through (l) above) not exceeding $2,500,000 in the aggregate in any fiscal year of the Borrower.

            7.04 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

            (a) any Subsidiary may merge with (i) the Borrower; PROVIDED that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, PROVIDED that when any Subsidiary Guarantor is merging with another Subsidiary, the Subsidiary Guarantor shall be the continuing or surviving Person;

            (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; PROVIDED that a Subsidiary Guarantor may make such Disposal to the Borrower or another Subsidiary Guarantor;

            (c) any Subsidiary which is not a Loan Party may dispose of all or substantially all its assets to the Borrower or another Subsidiary;

            (d) the Borrower and its Subsidiaries may consummate the Acquisition and the Merger; and

            (e) in connection with any acquisition permitted under SECTION 7.03, any Subsidiary may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; PROVIDED that the Person surviving such merger shall be a wholly-owned Subsidiary and the Person surviving any such merger involving a Subsidiary Guarantor shall be a Subsidiary Guarantor;

      PROVIDED, HOWEVER, that in each case, immediately after giving effect thereto, no Default shall have occurred and be continuing.

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            7.05  DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

            (a) Dispositions of obsolete or worn out property or property no longer used in the business of the Borrower or its Subsidiaries, whether now or hereafter owned or leased, in the ordinary course of business of such Loan Party;

            (b)   Dispositions of inventory in the ordinary course of business;

            (c) Dispositions of equipment, software or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

            (d) Dispositions of property by any Subsidiary to the Borrower or to Subsidiary Guarantor or by the Borrower to a Subsidiary Guarantor;

            (e)   Dispositions permitted by SECTION 7.04;

            (f) Dispositions of Non-Core Assets immediately upon the acquisition thereof or the acquisition of Equity Interests in a Person that thereby becomes a Subsidiary of the Borrower and which owns such Non-Core Assets at such time;

            (g) cancellations of any intercompany Indebtedness among the Loan Parties;

            (h) the licensing of intellectual property to third Persons on customary terms in the ordinary course of business;

            (i) the sale, lease, sub-lease, license, sub-license or consignment of personal property of the Borrower or its Subsidiaries in the ordinary course of business and leases or subleases of real property permitted by CLAUSE (a) for which rentals are paid on a periodic basis over the term thereof;

            (j) the settlement or write-off of accounts receivable or sale of overdue accounts receivable for collection in the ordinary course of business consistent with past practice;

            (k) sale, exchange or other disposition of cash and Cash Equivalents in the ordinary course of business;

            (l) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this SECTION 7.05; PROVIDED that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (f) in any fiscal year shall not exceed $2,000,000 and (iii) at least 75% of the purchase price for such asset shall be paid to the Borrower or such Subsidiary in cash;

            (m) so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of SECTION 7.05(f) above; and

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                                       82

            (n) the assignment, transfer, license, sale, lease or other disposition of the "HOT `N' READY" trademark in connection with a pending dispute with Little Caesar's and Pinnacle Pizza Company related to such trademark, as described on Schedule 5.16;

PROVIDED, HOWEVER, that any Disposition pursuant to SECTION 7.05(a) through
SECTION 7.05(m) shall be for fair market value.

            7.06 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, except that:

            (a) so long as no Default shall have occurred and be continuing or would result therefrom, each Subsidiary may make Restricted Payments to the Borrower and the Subsidiary Guarantors, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

            (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

            (c) the Borrower may make cash distributions to the Parent to fund payments to the Sellers (i) pursuant to Section 3(d) of the Tax Sharing Agreement in respect of cash "NOL" tax benefits actually realized by the Borrower and (ii) pursuant to the Stock Purchase Agreement up to an aggregate amount of $13 million for any "Cash Increase" (as defined in the Stock Purchase Agreement, as in effect on the date hereof) so long as no Default shall have occurred and be continuing or would occur after giving effect thereto and the PRO FORMA Consolidated Leverage Ratio for the twelve-month period most recently ended, calculated as if the Transaction had occurred on the first day of such twelve-month period, does not exceed
      5.15 to 1.00;

            (d) so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may declare and directly or indirectly pay cash dividends and distributions to the Parent and Holdings for the purpose of permitting such Persons to pay federal and state income taxes, franchise taxes, and other taxes, fees, and assessments to the extent attributable to the business of the Borrower and its Subsidiaries; PROVIDED that any refunds received by the Parent or Holdings attributable to the Borrower or any of its Subsidiaries shall promptly be returned by such Person to the Borrower through an equity contribution to the Borrower;

            (e) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may declare and directly or indirectly pay cash dividends and distributions to Parent and Holdings for customary and reasonable out-of-pocket expenses, legal and accounting fees and expenses and overhead of Parent and Holdings incurred in the ordinary course of business to the extent attributable to the business of the Borrower and its Subsidiaries;

            (f) the Borrower may purchase (with cash or notes) Equity Interests in Holdings from former directors or employees of the Parent, Holdings, the Borrower or its Subsidiaries, their estates, spouses or former spouses in connection with the termination of such employee's employment (or such director's directorship) and the Borrower may make distributions to Parent and Holdings to effect such purchases and/or to make payments on any notes issued in connection with any such repurchase; PROVIDED, HOWEVER, that (i) no such purchase or distribution and no payment on any such note shall be made if a Default shall have occurred and be continuing, (ii)

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                                       83

      no such note shall require any payment if such payment or a distribution by the Borrower to make such payment is prohibited by the terms hereof,
      (iii) the aggregate amount of all payments under this SECTION 7.06(f) (including payments in respect of any such purchase or any such notes or any such distributions to Parent or Holdings for such purposes) shall not exceed the sum of (A) $2,000,000 in any fiscal year or $5,000,000 in the aggregate during the term of this Agreement, plus (B) the amount of any cash equity contributions received by the Borrower for the purpose of making such payments and used for such purpose, and (iv) unless the Consolidated Leverage Ratio as of the fiscal quarter most recently ended is 4.50 to 1.00 or less, no such payments shall be made other than payments from the proceeds of cash equity contributions referred to in clause (iii)(B) above;

            (g) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make distributions to the Parent and Holdings to enable the Parent and Holdings to pay directors' fees, expenses and indemnities owing to directors of the Parent and Holdings; and

            (h) if the Investors or their Affiliates shall have made cash equity contributions to the Borrower to fund any Permitted Investments or expenditures that would, by reason of such funding, be excluded from the definition of "Capital Expenditures", and such Permitted Investment or expenditure is not made within 10 Business Days after receipt of such equity contributions, the Borrower may return such equity contributions to such Investors or their Affiliates.

To the extent that the Borrower or its Subsidiaries are permitted to make any Restricted Payments pursuant to this SECTION 7.06, the same may be made as a loan or advance to the recipient thereof, and in such case the amount of such loan or advance so made shall reduce the amount of Restricted Payments that may be made by the Borrower and its Subsidiaries in respect thereof.

            7.07 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

            7.08 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate; PROVIDED that the foregoing restriction shall not apply to (a) transactions between or among the Borrower and any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries,
(b) transactions, arrangements, fees reimbursements and indemnities specifically and expressly permitted between or among such parties under this Agreement, (c) reasonable compensation and indemnities to officers and directors and (d) management fees paid to the Sponsor in an amount not to exceed $500,000 in any fiscal year and reimbursement of the Sponsor for out-of-pocket expenses paid by the Sponsor on behalf of the Borrower in the ordinary course of business to the extent that the Borrower is not otherwise prohibited from making or incurring such expenses hereunder.

            7.09 BURDENSOME AGREEMENTS. Enter into or permit to exist any Contractual Obligation (other than this Agreement, any other Loan Document and the Senior Subordinated Documents) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor, to make intercompany loans or advances to the Borrower or any Guarantor or to repay such loans or advances, or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (A) on the date hereof or (B) at the time any Subsidiary becomes a

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                                       84

Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower,
(ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; PROVIDED, HOWEVER, that this clause (iii) shall not prohibit (A) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under SECTION 7.02(c)(iv) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness nor (B) customary anti-assignment provisions in contracts restricting the assignment thereof; or (b) requires the grant by a Loan Party of a Lien to secure an obligation of such Loan Party if a Lien is granted to secure another obligation of such Loan Party.

            7.10  FINANCIAL COVENANTS.


            (a) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio at any time during any period set forth below to be greater than the ratio set forth below opposite such period:

                                                                 Maximum
                 Four Fiscal Quarters Ending during or        Consolidated
                 nearest to the periods set forth below      Leverage Ratio
               Closing Date through September 3, 2005          6.25:1.00
               December 3, 2005 through September 2, 2006      5.75:1.00
               December 2, 2006 through September 1, 2007      5.25:1.00
               December 1, 2007 through August 30, 2008        4.50:1.00
               November 29, 2008 through August 29, 2009       4.00:1.00
               November 28, 2009 and each fiscal quarter
               thereafter                                      3.25:1.00

            (b) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio at any time during any period set forth below to be less than the ratio set forth below opposite such period:

                                                             Minimum Fixed
                 Four Fiscal Quarters Ending during or      Charge Coverage
                 nearest to the periods set forth below          Ratio
               Date through September 2, 2006                  1.05:1.00
               December 2, 2006 through September 1, 2007      1.10:1.00
               December 1, 2007 through August 30, 2008        1.15:1.00
               November 29, 2008 and each fiscal quarter       1.20:1.00
               thereafter

            7.11 AMENDMENTS OF ORGANIZATION DOCUMENTS. Amend any of its Organization Documents.

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                                       85

            7.12 ACCOUNTING CHANGES. Make any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles, or (ii) fiscal year.

            7.13 PREPAYMENTS, ETC. OF INDEBTEDNESS. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (i) the prepayment of the Credit Extensions in accordance with the terms of this Agreement and (ii) regularly scheduled or required repayments or redemptions of Indebtedness listed on PART (b) of SCHEDULE 5.05, or amend, modify or change in any manner materially adverse to the Lenders any term or condition of any such Indebtedness listed on PART (b) of SCHEDULE 5.05.

            7.14 AMENDMENT, ETC. OF THE RELATED DOCUMENTS. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof except in accordance with its terms, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender.

            7.15 PARTNERSHIPS, ETC. Become a general partner in any general or limited partnership or joint venture, except to the extent permitted by and subject to SECTION 7.03(m).

            7.16 SPECULATIVE TRANSACTIONS. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts for speculative purposes or any similar speculative transactions, which are, in any case, inconsistent with prior practice and not otherwise made in the ordinary course of business.

            7.17 FORMATION OF SUBSIDIARIES. Organize or invest in any new Subsidiary except as permitted under SECTION 7.03.

            7.18 DESIGNATION AS DESIGNATED SENIOR DEBT. Designate any other Indebtedness of the Loan Parties as "Designated Senior Debt" for purposes of and as defined in the Senior Subordinated Indenture, or any supplemental indentures thereto.

            7.19 MODIFICATION OF SENIOR SUBORDINATED DOCUMENTS. Amend, supplement or otherwise modify in any manner any of the terms or provisions contained in, or applicable to, any Senior Subordinated Documents, unless (a) no fee is payable to the holders of the Senior Subordinated Notes and (b) the sole purpose of any such amendment, supplement or other modification is one or more of the following: (i) to extend the date or reduce the amount of any required repayment, prepayment or redemption of the principal of the Senior Subordinated Notes, (ii) to reduce the rate or extend the date for payment of the interest, premium (if any) or fees payable on the Senior Subordinated Notes or (iii) to make the covenants, events of default or remedies in the Senior Subordinated Notes less restrictive on such Borrower.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

            8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

            (a)   NON-PAYMENT. The Borrower or any other Loan Party fails to pay
      (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

            (b) SPECIFIC COVENANTS. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of SECTION 6.01, 6.02, 6.03, 6.05, 6.09, 6.10, 6.11, 6.12 or ARTICLE VII, (ii) either of the Parent or Holdings fails to perform or observe any term, covenant or agreement contained in Section 7 of the Parent Guaranty, or (iii) any of the Subsidiary Guarantors fails to perform or observe any term, covenant or agreement contained in Section 7 of the Subsidiary Guaranty; or

            (c) OTHER DEFAULTS. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in SECTION 8.01(a) OR (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

            (d) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

            (e)   CROSS-DEFAULT. (i) Any Loan Party or any of its Subsidiaries
      (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and, except in the case of any such payment due at scheduled maturity or by acceleration, such payment is not made within any applicable grace period, in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

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                                       87

            (f) INSOLVENCY PROCEEDINGS, ETC. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

            (g) INABILITY TO PAY DEBTS; ATTACHMENT. (i) Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

            (h) JUDGMENTS. There is entered against any Loan Party or any of its Subsidiaries (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least "A" by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

            (i) ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party in an aggregate amount in excess of the Threshold Amount; or

            (j) INVALIDITY OF LOAN DOCUMENTS. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

            (k)   CHANGE OF CONTROL. There occurs any Change of Control; or

            (l) COLLATERAL DOCUMENT. Any Collateral Document after delivery thereof pursuant to SECTION 4.01 OR 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or any Loan Party contests in any manner the validity, perfection or priority of any lien or security interest in the Collateral purported to be covered thereby; or

            (m) "EVENT OF DEFAULT". An "Event of Default" (as defined in the Senior Subordinated Indenture) shall have occurred and be continuing under the Senior Subordinated Indenture; or

            (n) SENIOR INDEBTEDNESS. The Obligations of the Loan Parties under the Loan Documents shall not constitute or shall cease to constitute "Senior Indebtedness" or "Designated Senior Indebtedness" under and as defined in the Senior Subordinated Indenture.

            8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

            (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

            (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

            (d) exercise on behalf of itself, the other Agents and the Lenders all rights and remedies available to it, the other Agents and the Lenders under the Loan Documents;

PROVIDED, HOWEVER, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of any Agent or any Lender.

            8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in SECTION 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to SECTION 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

            FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest but including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under ARTICLE III) payable to the Agents in their capacities as such ratably among them in proportion to the amounts described in this clause FIRST payable to them;

            SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer), ratably among them in proportion to the amounts described in this clause SECOND payable to them;

            THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause THIRD payable to them;

            FOURTH, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders the L/C Issuer in proportion to the respective amounts described in this clause FOURTH held by them;

            FIFTH, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

            SIXTH, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are then due and payable to the Agents and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Agents and the other Secured Parties on such date; and

            LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full (excluding, for this purpose, any Unaccrued Indemnity Claims), to the Borrower or as otherwise required by Law.

Subject to SECTION 2.03(e), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause FIFTH above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above, and thereafter applied as provided in CLAUSE "LAST" above.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

            9.01 AUTHORIZATION AND ACTION. Each Lender (in its capacities as a Lender, the Swing Line Lender (if applicable), the L/C Issuer (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or, if required hereby, all Lenders), and such instructions shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            9.02 AGENT'S RELIANCE, ETC.. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Assumption entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of the Collateral Agent, such

Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Assumption, in each case as provided in SECTION 10.06; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, electronic mail or Internet or intranet posting or other distribution) believed by it to be genuine and signed or sent by the proper party or parties.

            9.03 WACHOVIA AND AFFILIATES. With respect to its Commitments, the Loans made by it and the Notes issued to it, if any, Wachovia shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" shall, unless otherwise expressly indicated, include Wachovia in its individual capacity. Wachovia and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any Subsidiaries of any Loan Party and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Wachovia was not an Agent and without any duty to account therefor to the Lenders. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any Subsidiaries of any Loan Party to the extent such information was obtained or received in any capacity other than as such Agent.

            9.04 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in SECTION 6.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            9.05 INDEMNIFICATION OF AGENTS. (a) Each Term Lender severally agrees to indemnify each Agent or any Related Party and each Revolving Credit Lender severally agrees to indemnify each Agent, the L/C Issuer or any Related Party (in each case, to the extent not reimbursed by the Borrower) from and against such Lender's Applicable Percentage of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent, the L/C Issuer or any Related Party in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent, the L/C Issuer or any Related Party under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's, the L/C Issuer's or any Related Party's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction.

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Without limitation of the foregoing, each Lender agrees to reimburse each Agent, the L/C Issuer or any Related Party promptly upon demand for its Applicable Percentage of any costs and expenses (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under SECTION 10.04, to the extent that such Agent, the L/C Issuer or any Related Party is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this SECTION 9.05 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. The obligations of the Lenders under this SUBSECTION (b) are subject to the provisions of SECTION 2.12(d).

            (b) The failure of any Lender to reimburse any Agent, the L/C Issuer or any Related Party, as the case may be, promptly upon demand for its Applicable Percentage of any amount required to be paid by the Lenders to such Agent, the L/C Issuer, or any Related Party, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent, the L/C Issuer, or Related Party, as the case may be, for its Applicable Percentage of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent, the L/C Issuer, or Related Party, as the case may be, for such other Lender's Applicable Percentage of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this
SECTION 9.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            9.06 SUCCESSOR AGENTS Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent (which, unless an Event of Default has occurred and is continuing at the time of such appointment, shall be reasonably acceptable to the Borrower). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which, unless an Event of Default shall have occurred and is continuing, shall be reasonably acceptable to the Borrower and which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation under this SECTION 9.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent's resignation shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation hereunder as Agent shall have become effective, the provisions of this ARTICLE IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            9.07 ARRANGERS AND SYNDICATION AGENT HAVE NO LIABILITY. It is understood and agreed that neither the Arrangers nor the Syndication Agent have any duties, responsibilities or liabilities under this Agreement whatsoever.

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                                       92

            9.08  ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under SECTIONS 2.03(j), 2.09 AND 10.04) allowed in such judicial proceeding; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under SECTIONS 2.09 AND 10.04.

            Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

            9.09 COLLATERAL AND GUARANTY MATTERS. The Lenders and the L/C Issuer irrevocably authorize the Collateral Agent and the Administrative Agent, at their option and in their discretion,

            (a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to SECTION 10.01, if approved, authorized or ratified in writing by the Required Lenders;

            (b) to release any Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

            (c) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by SECTION 7.01(i).

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                                       93

            Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders (or, if necessary, all Lenders) will confirm in writing the authority of the Agents to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the applicable Guaranty pursuant to this SECTION 9.09. In each case as specified in this SECTION 9.09, the Administrative Agent and the Collateral Agent will, at the Borrower's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the applicable Guaranty, in each case in accordance with the terms of the Loan Documents and this SECTION 9.09.

                                    ARTICLE X
                                  MISCELLANEOUS

            10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment, waiver or consent shall:

            (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 8.02) without the written consent of such Lender;

            (b) postpone any date scheduled for any payment of principal or interest or fees under SECTIONS 2.07, 2.08 or 2.09 without the written consent of each Lender directly affected thereby;

            (c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this SECTION 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of Consolidated Leverage Ratio (including any change in any applicable defined term) used in determining the Applicable Margin that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; PROVIDED, HOWEVER, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

            (d) change the order of application of any reduction in the Commitments or any prepayment of Loans between the Facilities from the application thereof set forth in the applicable provisions of SECTION 2.05(b), 2.06(b), SECTION 2.06(c) or SECTION 8.03, respectively, or in any other manner that materially and adversely affects the Lenders under such Facilities or require the permanent reduction of the Revolving Credit Facility at any time when all or a portion of the Term B Facility remains in effect without the written consent of each such Lender directly affected thereby;

            (e) change any provision of this SECTION 10.01 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

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                                       94

            (f) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

            (g) release all or substantially all of the value of the Parent Guaranty or the Subsidiary Guaranty, without the written consent of each Lender;

            (h) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of Lenders having more than 50% of the Aggregate Credit Exposures then in effect within each of the following classes of Commitments, Loans and other Credit Extensions: (i) the class consisting of the Revolving Credit Commitments, combined on an aggregate basis, and (ii) the class consisting of the Term B Commitments, combined on an aggregate basis. For purposes of this clause, the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans shall be deemed to be held by such Lender;

            (i) affect adversely the interests, rights or obligations of the Revolving Credit Lenders in a manner substantially different from the effect of such amendment, waiver or consent on the Term Lenders, unless consented to by the Required Revolving Credit Lenders, it being understood that any amendment, waiver or consent that has the effect of curing or waiving any Default and that contemplates a Borrowing in connection with such amendment, waiver or consent shall require the consent of the Required Revolving Credit Lenders;

            (j) affect adversely the interests, rights or obligations of the Term Lenders in a manner substantially different from the effect of such amendment, waiver or consent on the Revolving Credit Lenders, unless consented to by Required Term Lenders; or

            (k) change SECTION 2.12(a) and 2.13, without the consent of each Lender;

and PROVIDED FURTHER that, without limiting any requirement that the same be signed or executed by the Borrower or any other applicable Loan Party, (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any L/C Related Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, such Agent under this Agreement or any other Loan Document; (iv) SECTION 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

            10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

            (a) NOTICES GENERALLY. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in SUBSECTION (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all

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                                       95

notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on SCHEDULE 10.02; and

            (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in SUBSECTION (b) below shall be effective as provided in such SUBSECTION (b).

            (b) ELECTRONIC COMMUNICATIONS. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, PROVIDED that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to
ARTICLE II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, PROVIDED that approval of such procedures may be limited to particular notices or communications.

            Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), PROVIDED that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

            (c) CHANGE OF ADDRESS, ETC. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

            (d) RELIANCE BY ADMINISTRATIVE AGENT, L/C ISSUER AND LENDERS. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notice and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses,

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costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

            10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            10.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

            (a) COSTS AND EXPENSES. The Borrower agrees to pay on demand (i) all costs and expenses of each Agent and its Affiliates in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated) (including, without limitation, (A) all due diligence, collateral review, arrangement, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection, interpretation or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto), (ii) all costs and expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all costs and expenses of each Agent, the L/C Issuer and each Lender in connection with the enforcement or protection of its rights in connection with the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally and all costs and expenses of each Agent and its Affiliates with respect to any negotiations arising out of any Default (including, without limitation, the fees and expenses of counsel for each Agent, the L/C Issuer and each Lender with respect thereto). The Borrower further agrees to pay any stamp or other taxes that may be payable in connection with the execution or delivery of any Loan Document.

            (b) INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Agent, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its

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Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower's or such Loan Party's directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

            (c) WAIVER OF CONSEQUENTIAL DAMAGES, ETC. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in SUBSECTION (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

            (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

            (e) PAYMENTS. All amounts due under this SECTION shall be payable not later than ten Business Days after demand therefor.

            (f) SURVIVAL. The agreements in this SECTION shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

            10.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer

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under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

            10.06 SUCCESSORS AND ASSIGNS.

            (a) SUCCESSORS AND ASSIGNS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of SECTION 10.06(b), (ii) by way of participation in accordance with the provisions of SECTION 10.06(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of SECTION 10.06(f), or (iv) to an SPC in accordance with the provisions of
SECTION 10.06(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in SUBSECTION (d) of this SECTION and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) ASSIGNMENTS BY LENDERS. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this SECTION 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); PROVIDED that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $2,500,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility (PROVIDED that simultaneous assignments by or to two or more Approved Funds managed by the same investment advisor shall be aggregated for purposes of the minimum assignment amount), unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to rights in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis; (iii) any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Revolving Credit Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which shall not be subject to reimbursement by the Borrower); PROVIDED that (x) no such fee shall be payable in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund, and (y) in the case of contemporaneous assignments by a Lender to more than one Fund managed by the same investment advisor (which Funds are not then Lenders hereunder) only one such fee shall be payable for all such contemporaneous assignments, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the

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Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to SUBSECTION (c) of this SECTION, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this SUBSECTION (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with SECTION 10.06(d); PROVIDED that in the case of an assignment to an Affiliate of the assigning Lender, such assignment shall be effective as an assignment between such Lender and its Affiliate immediately without compliance with the conditions for assignment under this SECTION 10.06(b), but shall not be effective with respect to the Loan Parties, the Agents, any L/C Issuer or any other Lender, and each Loan Party, each Agent, each L/C Issuer and each other Lender shall be entitled to deal solely with such assigning Lender under any such assignment, and such assigning Lender shall continue to be bound by the Loan Documents in its capacity as a Lender, in each case until the conditions for assignment under this SECTION 10.06(b) have been satisfied.

            (c) REGISTER. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

            (d) PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to
it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
SECTION 10.01 that directly affects such Participant. Subject to SUBSECTION (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 3.01, 3.04 AND 3.05 to the same extent as if it were

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a Lender and had acquired its interest by assignment pursuant to SECTION
10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 10.08 as though it were a Lender, PROVIDED such Participant agrees to be subject to SECTION 2.13 as though it were a Lender.

            (e) LIMITATIONS UPON PARTICIPANT RIGHTS. A Participant shall not be entitled to receive any greater payment under SECTION 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent specifically waiving the limitations of this sentence. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
SECTION 3.01(e) as though it were a Lender.

            (f) CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (g) ELECTRONIC EXECUTION OF ASSIGNMENTS. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

            (h) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under SECTION 2.13. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under SECTION 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and
(iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of, the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which shall not be

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reimbursable by the Borrower), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

            (i) RESIGNATION AS L/C ISSUER OR SWING LINE LENDER AFTER ASSIGNMENT. Notwithstanding anything to the contrary contained herein, if at any time Wachovia assigns all of its Commitments and Loans pursuant to SECTION 10.06(b), Wachovia may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; PROVIDED, HOWEVER, that no failure by the Borrower to appoint any such successor shall affect the resignation of Wachovia as L/C Issuer or Swing Line Lender, as the case may be. If Wachovia resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to SECTION 2.03(e)). If Wachovia resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to SECTION 2.04(c).

            (j) NO LIABILITY OF THE L/C ISSUER. As against the L/C Issuer, the Agents and the Lenders, the Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the L/C Issuer nor any of its officers or directors shall be liable or responsible for: (i) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the L/C Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the L/C Issuer, and the L/C Issuer shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (A) the L/C Issuer's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (B) the L/C Issuer's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

            10.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its Affiliates' respective partners, directors, officers, employees, agents, advisors, trustees and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the

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exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this SECTION 10.07, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this SECTION 10.07 or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower; (i) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Administrative Agent, the L/C Issuer and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this SECTION, "INFORMATION" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent, the L/C Issuer or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; PROVIDED that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this
SECTION 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The Borrower shall have the right to approve any public advertisement or other public notice issued or placed by the Agents with respect to the Loan Documents and the transactions thereunder, which approval shall not be unreasonably withheld.

            10.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this SECTION are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

            10.09 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If any

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Agent or any Lender shall receive interest in an amount that exceeds the Maximum
Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

            10.10 RELEASE OF COLLATERAL. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of a Subsidiary Guarantor that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents and, if applicable, the release of such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty. Upon the indefeasible payment in full of all Obligations (including, in the case of any outstanding Letters of Credit, indefeasible payment to the Administrative Agent for the account of the L/C Issuer of amounts sufficient to fully Cash Collateralize the aggregate undrawn amounts thereof, but excluding for this purpose any Unaccrued Indemnity Claims) after the later of the Maturity Date for the Revolving Credit Facility and the Term Facility and the termination of all of the Commitments, the Agents shall take such action as may be reasonably required by the Borrower, at the expense of the Borrower, to release the Liens created by the Loan Documents.

            10.11 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in SECTION 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            10.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

            10.13 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the

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illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.14 USA PATRIOT ACT NOTICE. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

            10.15 GOVERNING LAW; JURISDICTION; ETC.

            (a) GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENTS, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION.

            (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (d) SERVICE OF PROCESS. EACH LOAN PARTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY

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AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE
LAW.

            10.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE LENDERS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS, THE LETTERS OF CREDIT OR THE ACTIONS OF ANY AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    PIERRE MERGER CORP.

                                    By: /s/ Robin P. Selati
                                        ---------------------------------
                                    Name: Robin P. Selati
                                    Title: President


                                    WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                      Administrative Agent

                                    By: /s/ David C. Hauglid
                                        ---------------------------------
                                    Name: David C. Hauglid
                                    Title: Vice President


                                    WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                      a Lender, L/C Issuer and Swing Line Lender

                                    By: /s/ David C. Hauglid
                                        ---------------------------------
                                    Name: David C. Hauglid
                                    Title: Vice President


                                    BANK OF AMERICA, N.A., as a Lender and
                                      Syndication Agent

                                    By: /s/ W. Thomas Barnett
                                        ---------------------------------
                                    Name: W. Thomas Barnett
                                    Title: Managing Director


                                    LaSalle Bank N.A.,
                                      as a Lender

                                    By: /s/ Anthony M. Buehler
                                        ---------------------------------
                                    Name: Anthony M. Buehler
                                    Title: Vice President


                                    CIT LENDING SERVICES CORPORATION,
                                      as a Lender

                                    By: /s/ John P. Sirico, II
                                        ---------------------------------
                                    Name: John P. Sirico, II
                                    Title: Vice President


                                    COOPERATIEVE CENTRALE RAIFFEISEN-
                                      BOERENLEENBANK, B.A., "RABOBANK
                                      INTERNATIONAL" NEW YORK BRANCH
                                      as a Lender

                                    By: /s/ Michael L. Laurie
                                        ---------------------------------
                                    Name: Michael L. Laurie
                                    Title: Executive Director

                                    By: /s/ Brett Delfino
                                        ---------------------------------
                                    Name: Brett Delfino
                                    Title: Executive Director

                                    The undersigned hereby agrees to be bound
                                      by the provisions of the Credit Agreement as an L/C Issuer solely with respect to the Existing Letters of Credit

                                    FLEET NATIONAL BANK

                                    By: /s/ W. Thomas Barnett
                                        ---------------------------------
                                    Name: W. Thomas Barnett
                                    Title: Managing Director

                                                                     SCHEDULE II

                           EXISTING LETTERS OF CREDIT

 LETTER OF CREDIT                                                         EXPIRATION
      NUMBER           AMOUNT               NAME OF BENEFICIARY              DATE

3013112            $ 3,500,000.00  International Fidelity Insurance Co.  09/30/04
3013089            $   250,000.00  Tyson Foods, Inc.                     10/31/04
3013148            $    75,000.00  The Travers Indemnity Company         11/30/04

                                                                    SCHEDULE III

                                                                           Quarters Ended
                                                ----------------------------------------------------------------------
                                                                     August 30,       November 29,
                                                 May 31, 2003          2003               2003         March 6, 2004
                                                ---------------   ---------------    ---------------   ---------------
(DOLLARS IN THOUSANDS)
Net income (loss) ...........................           376,235        (1,934,115)         1,768,328         1,223,347
Income Tax provision ........................           188,207        (1,039,296)           955,872         1,198,564
Interest expense ............................         3,447,480         5,883,160          3,670,889         3,977,499
Depreciation and amortization ...............         1,150,757         1,164,222          1,165,673         1,124,302
                                                ---------------   ---------------    ---------------   ---------------
EBITDA ......................................         5,162,679         4,073,971          7,560,762         7,523,712
Restructuring Adjustments: (a)
  Distribution expense ......................         3,157,414         2,690,041          2,594,224         3,171,523
  Commissions ...............................         1,166,332         1,154,123          1,520,652         1,471,871
  Rent expense ..............................            36,000            36,000             36,000            36,000
Acquisition Adjustments: (b) ................
  Compensation expense ......................           704,307           674,834            715,946           694,983
  Travel and entertainment .................           491,854           514,331            490,030           504,222
  Office expense ............................            96,054           156,502            269,670           101,946
  Aircraft expense ..........................           291,547           404,449            315,644           465,930
  Operating loss of business retained .......
    by selling shareholders .................           237,356           189,594            138,655           178,723
Other Adjustments:
  Professional fees(c) ......................           734,800           448,220            357,630           852,010
  Board of director fees(d) .................            48,389            16,229             17,020            33,514
  Community relations and donations(e) ......            29,989            28,455            197,947            80,320
  Other(f) ..................................            52,928            58,149             63,288           430,590
                                                ---------------   ---------------    ---------------   ---------------
Adjusted EBITDA .............................        12,209,649        10,444,898         14,277,468        15,545,344
                                                ===============   ===============    ===============   ===============

----------

       (a) Represents expenses incurred under related party agreements that were terminated in March 2004 as part of the Restructuring, including (1) distribution expenses paid to PF Distribution, LLC in excess of the costs of such services; (2) commissions paid to PF Purchasing, LLC in excess of the costs; and (3) rent expense, maintenance and other occupancy costs paid to related parties pursuant to a lease that was terminated in connection with the Restructuring. PF Distribution and PF Purchasing were formerly subsidiaries of PF Management, and were dissolved in connection with the Restructuring.

       (b) Represents the following expenses that will no longer be incurred following the Transaction: (1) compensation expense paid to personnel who will be terminated in connection with the Transaction and will not be replaced; (2) travel and entertainment expenses incurred by personnel who will be terminated in connection with the Transaction and will not be replaced; (3) rent expense, maintenance and other occupancy costs associated with the lease of an office building from a related party that will be terminated in connection with the Transaction; (4) leasing of an aircraft owned by Columbia Hill Aviation, LLC, which was formerly a subsidiary of PF Management, which will be retained by the selling shareholders and (5) operating loss (excluding depreciation) of Compass Outfitters, which will be retained by the selling shareholders.

       (c) Represents professional fees related primarily to the management buyout of PF Management in 2002 and the Restructuring, as well as other fees not related to our operations.

       (d) Following the Transaction, we will not pay fees to members of our board of directors.

       (e) Represents expenses not expected to be incurred following the Transactions, and consists primarily of Mr. Richardson's contributions to the University of South Carolina, his alma mater.

       (f) Represents other office and administrative expenses unrelated to the Pierre Foods business.